                                                 EXHIBIT 99.2




SUN CANADA, INC.
- - and -
SUN COMPANY, INC.
- - and -
SUNCOR INC.
- - and -
NESBITT BURNS INC.
GORDON CAPITAL CORPORATION
RBC DOMINION SECURITIES INC.
WOOD GUNDY INC.
SCOTIAMcLEOD INC.
GOLDMAN SACHS CANADA
MIDLAND WALWYN CAPITAL INC.
RICHARDSON GREENSHIELDS OF CANADA LIMITED
FIRST MARATHON SECURITIES LIMITED
LEVESQUE BEAUBIEN GEOFFRION INC.
TORONTO DOMINION SECURITIES INC.
PETERS & CO. LIMITED
- - and -
THE R-M TRUST COMPANY
- - and -
MONTREAL TRUST COMPANY OF CANADA




INSTALMENT RECEIPT AND PLEDGE AGREEMENT







MADE as of June 8, 1995

INDEX


Section                                                               Page

     Recitals                                                           1


1.   Interpretation


     1(1)     Definitions                                              1
     1(2)     Number and Gender                                        8
     1(3)     Severability                                             8
     1(4)     Divisions of Agreement                                   8
     1(5)     Paramountcy                                              8


2.   Effectuating of Pledge and Issue of
     Instalment Receipts

     2(1)     Delivery of Share Certificates by
                Underwriters                                           8
     2(2)     Registration of Shares; Beneficial
                Ownership                                              9
     2(3)     Pledge                                                   9
     2(4)     Issue of First Instalment
                Receipts                                              10
     2(5)     Custodian and Security Agent                            10
     2(6)     Delivery of the Collateral                              12
     2(7)     Legend                                                  12

3    Instalment Receipts

     3(1)     Forms of Instalment Receipts                            14
     3(2)     Title to Instalment Receipts                            14
     3(3)     Shares Represented by
                Instalment Receipts                                   15
     3(4)     Use of Suncor Trade Mark                                15

4.   Maintenance of Listing; Securities
     Qualification

     4(1)     Listings                                                15
     4(2)     Securities Qualification
                Requirements                                          15

5.   Payment of Instalments

     5(1)     Instalment Notices                                      16
     5(2)     Prepayment of Instalments                               17
     5(3)     Consequences of Due Payment of
                Instalments                                           17
     5(4)     Consequences of Non-Payment of an
                Instalment                                            18
     5(5)     Payments to Selling Shareholder                         24
     5(6)     Securities Qualification                                24

6.   Instalment Receipts and Issuance of
     Share Certificates

     6(1)     Instalment Receipts                                     24
     6(2)     Issuance of Share Certificates                          24


7.   Rights and Liabilities of Registered
     Holders

     7(1)     Cash Dividends, Cash, Distributed
                Property and Stock Dividends                          25
     7(2)     Liability for Taxes                                     29
     7(3)     Meetings of the Company,
                Attendance, Voting                                    34
     7(4)     General                                                 35
     7(5)     Convening of Meetings                                   36
     7(6)     Transfers of Instalment Receipts                        36
     7(7)     Notices, Reports, etc.                                  38
     7(8)     Inspection of the Register                              38
     7(9)     Record Dates                                            38
     7(10)    Payments by Cheque                                      38
     7(11)    U.S. Tax Information Reporting                          40

8.   The Custodian and the Security Agent

     8(1)     Appointment of Custodian                                41
     8(2)     Appointment of Security Agent                           41
     8(3)     Termination of Appointment                              41
     8(4)     Notice of Change of the Custodian
                or the Security Agent                                 41
     8(5)     Consequences of Change of the
                Custodian or the Security Agent                       41
     8(6)     Remuneration and Reimbursement
                of the Custodian and the
                Security Agent                                        42

     8(7)     The Register                                            42
     8(8)     Records Retention                                       42
     8(9)     Availability of Records                                 43
     8(10)    Transfer Facilities                                     43
     8(11)    No Transfers After Second
                Payment Time or Final Payment
                Time                                                  43
     8(12)    Documents Forwarded to the
                Selling Shareholder                                   43
     8(13)    Custodian's Performance of Duties                       43
     8(14)    Security Agent's Performance of
                Duties                                                43
     8(15)    No Indemnity                                            43

9.   Protection and Indemnity of the
     Custodian, the Security Agent and
     the Company

     9(1)     Reliance on Experts                                     44
     9(2)     Reliance on Certificate                                 44
     9(3)     Discretion                                              44
     9(4)     Indemnification of Custodian
                and Security Agent                                    44
     9(5)     Indemnification of the Company                          44
     9(6)     Notice of Claims                                        45
     9(7)     Limitation of Indemnities                               46
     9(8)     Reliance on Minutes                                     46
     9(9)     Non-Entitlement to Indemnity                            46
     9(10)    Conflict of Interest                                    46

10.           General

     10(1)    Notices                                                 47
     10(2)    Power to Amend                                          48
     10(3)    Compliance with Laws                                    48
     10(4)    Termination                                             49
     10(5)    Joint and Several Liability                             49
     10(6)    Governing Law                                           49
     10(7)    Document in English                                     49
     10(8)    Time of the Essence                                     49
     10(9)    Counterparts                                            49

11.           Assignment; Successor Rights

     11(1)    Assignment by the Selling
                Shareholder                                           50
     11(2)    Assumption by Assignee                                  50
     11(3)    Information to Assignee                                 50
     11(4)    Certificates, etc.                                      50
     11(5)    No Set-Off                                              50
     11(6)    Assignment by Other Parties                             51
     11(7)    Successors and Assigns                                  51

Schedules

1    Form of First Instalment Receipt
2    Form of Second Instalment Receipt
3    Notice of Payment Due Relating to
       Common Shares of Suncor Inc.
       Sold by Sun Canada, Inc.
4    Meetings of Registered Holders

INSTALMENT RECEIPT AND PLEDGE AGREEMENT

       THIS AGREEMENT made as of June 8, 1995, among SUN CANADA, INC., a corporation incorporated under the laws of Delaware ("Sun Canada" or the "Selling Shareholder"), SUN COMPANY, INC., a corporation incorporated under the laws of Pennsylvania ("Sun"), SUNCOR INC., a corporation incorporated under the laws of Canada (the "Company"), NESBITT BURNS INC., GORDON CAPITAL CORPORATION, RBC DOMINION SECURITIES INC., WOOD GUNDY INC., SCOTIAMcLEOD INC., GOLDMAN SACHS CANADA, MIDLAND WALWYN CAPITAL INC., RICHARDSON GREENSHIELDS OF CANADA LIMITED, FIRST MARATHON SECURITIES LIMITED, LEVESQUE BEAUBIEN GEOFFRION INC., TORONTO DOMINION SECURITIES INC. and PETERS & CO. LIMITED (collectively, the "Underwriters"), THE R-M TRUST COMPANY, a trust company incorporated under the laws of Canada, and MONTREAL TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada.

       WHEREAS:

A. Sun Canada, the owner of 29,935,412 common shares of the Company, has agreed to sell all such common shares to the Underwriters pursuant to an agreement (the "Underwriting Agreement") dated May 24, 1995 among Sun Canada, Sun, the Company and the Underwriters at the price of $39.00 per common share, payable in 3 instalments of $13.00 each.

B. The Underwriting Agreement provides that the certificate for the shares sold thereunder shall be delivered as required by this agreement.

       WITNESSETH that, in consideration of the premises and their respective covenants hereinafter contained, the parties hereto agree as follows:

1.     Interpretation

(1) Definitions. In this agreement, unless the context otherwise requires, the following terms shall have the following respective meanings:

"affiliate" and "subsidiary" have the same respective meanings ascribed to those terms in the Securities Act
(Ontario) at the date hereof.

"Agents" has the meaning ascribed thereto in subsection
9(4).

"articles" has the meaning ascribed thereto in the CBCA, as currently in force.

"business day" means a day which is not a Saturday, a Sunday or a statutory holiday in the Province of Ontario or the Province of Alberta.

"Cash Dividends" means dividends declared and paid in cash on any Common Shares that constitute part of the Collateral.

"CBCA" means the Canada Business Corporations Act, as amended from time to time, and includes any statute passed from time to time in substitution therefor, as amended from time to time.

"Collateral" has the meaning ascribed to that term in subsection 2(3).

"Common Shares" means common shares of the Company, however designated, and includes securities issued in substitution therefor on a Reorganization.

"Conditions" means the terms and conditions endorsed on an Instalment Receipt.

"Costs of Sale" means all reasonable expenses of every type of the Selling Shareholder paid by it or on its behalf in connection with the realization or sale of Instalment Shares and other Collateral as provided for in paragraph 5(4)(iv), including without limitation, legal and accounting charges, brokerage fees, interest expense equal to an amount determined by reference to the then prevailing prime rate plus one per cent applied to the deficiency owing on applicable Instalments of Defaulting
Purchasers calculated daily and compounded monthly, for a period beginning on the Second Instalment Date or the Final Instalment Date, as applicable, and ending on the date that payment under paragraph 5(4)(vi) is made to the Selling Shareholder, the cost of obtaining any orders or rulings required to be obtained from securities regulatory authorities, underwriting fees and charges and the costs incurred in connection with the preparation and filing of any prospectus or other required documents;
provided that, whatever the actual amount of such expenses, for the purposes of this agreement the Costs of

Sale shall not exceed $1.00 per Instalment Share sold and any expenses of the type referred to above in excess of $1.00 per Instalment Share sold will be the sole responsibility of the Selling Shareholder.

"Custodian" means Montreal Trust Company of Canada or such other trust company as may from time to time be appointed, as provided in section 8, by the Selling
Shareholder to act as Custodian, and any reference to presentation, surrender or delivery to the Custodian hereunder means presentation, surrender or delivery, as the case may be, to it at its principal Stock and Bond
Transfer office in any of the Designated Cities.

"Defaulting Purchaser" has the meaning ascribed to that term in paragraph 5(4)(vi).

"Designated Cities" means Montreal, Toronto, Calgary,
Edmonton and Vancouver.

"Distributed Property" means any (i) securities, (ii) options, rights or warrants to purchase any securities,
(iii) securities convertible into or exchangeable for securities, property or other assets, (iv) evidences of indebtedness, or (v) other property or assets, in each case whether of the Company or of any other person, distributed or issued by the Company or any of its subsidiaries or affiliates to all, or substantially all, of the holders of Common Shares, including, without limitation, (a) any of the foregoing distributed or issued upon a liquidation, dissolution or winding-up of the Company, and (b) any right, option, warrant or other security issued under a shareholder protection rights plan after the same has been separated from a related
Common Share; but not including Cash Dividends, Stock
Dividends and securities, cash or other property issued or delivered pursuant to a Reorganization.

"Excess Dividends" means, in respect of an Instalment
Share on a particular date, that amount which is the aggregate of:

(i) all Cash Dividends paid in a fiscal year of the Company ending after December 31, 1994 to the extent that the aggregate amount exceeds $1.75 per Common Share;

(ii) all cash (other than Cash Dividends) paid in respect of the Instalment Share under a Reorganization; and

(iii) all cash paid in respect of the Instalment Share on a liquidation, dissolution or winding-up of the Company;

but not including amounts previously paid as Excess
Dividends.

"Excess Proceeds" has the meaning ascribed thereto in paragraph 7(1)(ii).

"Final Instalment" means the final instalment of $13.00 on account of the purchase price for each Instalment
Share which is due and payable at the Final Payment Time, as such amount is reduced to the extent of any payment or set-off provided for in this agreement.

"Final Payment Time" means 1:00 p.m. (local time) on
December 30, 1996.

"First Instalment" means the initial payment of $13.00 per share on account of the purchase price for an Instalment Share payable on the closing of the sale of Instalment Shares to the Underwriters pursuant to the Underwriting Agreement.

"First Instalment Receipt" means an Instalment Receipt in the form annexed as Schedule 1 representing payment of the First Instalment in respect of a Related Share.

"First Named" means, in relation to joint Registered
Holders in respect of a particular Instalment Receipt, the person named first in respect thereof in the Register.

"Instalment", without more, means a Second Instalment or a Final Instalment.

"Instalment Notice" means a notice sent or published pursuant to subsection 5(1).

"Instalment Receipt" means a First Instalment Receipt or a Second Instalment Receipt.

"Instalment Shares" means the 29,935,412 Common Shares sold to the Underwriters pursuant to the Underwriting
Agreement and includes (i) such other securities and other property as are added thereto or substituted therefor pursuant to subsection 3(3), and (ii) any right, option, warrant or other security issued in respect of a Common Share under a shareholder protection rights plan prior to the separation thereof from the related
Instalment Share.

"Intermediary" means an intermediary within the meaning ascribed to that term in NP 41 which has delivered to the Company and the Custodian, in accordance with paragraph
7(2)(viii), a notice that such person is an intermediary which holds Instalment Receipts on behalf of Non-registered Holders.

"Managing Underwriter" means Nesbitt Burns Inc.

"Non-registered Holder" means a non-registered holder of an Instalment Receipt within the meaning ascribed to that term in NP 41, whose Instalment Receipt is held by an Intermediary.

"Non-registered Defaulting Purchaser" has the meaning ascribed to that term in paragraph 7(6)(vii).

"non-resident Registered Holder" means a Registered
Holder who is not resident in Canada for the purposes of the Income Tax Act (Canada).

"NP 41" means National Policy Statement No. 41 of the
Canadian Securities Administrators, as amended or substituted for from time to time.

"Obligations" means the indebtedness, obligation and liability of a Registered Holder from time to time to pay to the Selling Shareholder, in respect of each Instalment
Share, an Instalment at or before each of the Second
Payment Time and the Final Payment Time and, in the event of a sale as provided for in paragraph 5(4)(iv), the pro rata share of the Costs of Sale for which the Registered
Holder of the Instalment Receipt representing such Instalment Share is liable pursuant to paragraph
5(4)(vi).

"person" includes an individual, a corporation, a partnership, an estate or trust, an unincorporated organization and a government or governmental organization.

"Pledge" means each of the pledges of Instalment Shares to secure the Obligations in respect of such Instalment
Shares, as provided in subsection 2(3).

"pledge" means, as the context requires, (i) mortgage, hypothecate, pledge, charge, assign and grant a security interest in or (ii) a mortgage, hypothecation, pledge, charge, assignment and security interest.

"PPSA" means the Personal Property Security Act
(Ontario), as amended from time to time, and includes any statute passed from time to time in substitution therefor, as amended from time to time, and reference to a specific section of the PPSA shall be deemed to include a reference to any similar successor provision of the PPSA.

"prime rate" means that rate of interest, expressed as a rate per annum, announced by the Bank of Montreal from time to time as its reference rate for Canadian-dollar denominated loans to Canadian commercial borrowers.

"Proceeds" has the meaning ascribed to that term in the PPSA.

"Register" means the register which is to be kept by the Custodian under subsection 8(7).

"Registered Holder" means the person shown in the Register as the holder of an Instalment Receipt and, where the context so admits, includes joint holders of such Instalment Receipt.

"Regulation S" means Regulation S as adopted by the United States Securities and Exchange Commission under the U.S. Securities Act.

"Related Shares" in relation to any Instalment Receipt means the Instalment Shares represented by such Instalment Receipt.

"Reorganization" means any (i) subdivision, consolidation, reclassification or other similar change of the Instalment Shares, or (ii) reorganization, amalgamation, arrangement, merger or sale of assets affecting the Company or to which it is a party, transfer of all or substantially all of the assets of the Company, or similar transaction affecting the Company as a result of which holders of Instalment Shares shall be entitled to receive securities, cash or other property in exchange for, in conversion of, or in respect of the Instalment
Shares.

"Second Instalment" means the instalment of $13.00 per share on account of the purchase price for each Instalment Share which is due and payable at the Second
Payment Time as such amount is reduced to the extent of any payment or set-off provided for in this agreement.

"Second Instalment Receipt" means an Instalment Receipt in the form annexed as Schedule 2 representing payment of the First Instalment and the Second Instalment in respect of a Related Share.

"Second Payment Time" means 1:00 p.m. (local time) on
June 10, 1996.

"Security Agent" means The R-M Trust Company or such other corporation as may from time to time be appointed, as provided in section 8, by the Selling Shareholder to act as Security Agent.

"Special Resolution" has the meaning ascribed to that term in paragraph 18 of Schedule 4.

"Stock Dividends" means dividends declared and paid on the Instalment Shares solely by the issuance or distribution of Common Shares; provided that, for the purposes of this definition and the definitions of Cash
Dividends and Distributed Property, if dividends shall be declared and paid in a combination of two or more of (i) cash, (ii) other property and (iii) by the issuance or distribution of Common Shares, the cash portion of such dividends, if any, shall be deemed to be Cash Dividends, the other property portion of such dividends, if any, shall be deemed to be Distributed Property and the Common
Share portion of such dividends, if any, shall be deemed to be Stock Dividends.

"Taxes" means any taxes, duties or governmental charges or levies, including, without limitation, Withholding
Tax, which may become payable in respect of any Related
Shares or Instalment Receipts or rights represented thereby or distributions in respect thereof, and interest and penalties in respect thereof, liability for payment, collection or remittance of which may be lawfully asserted against any of the Selling Shareholder, the Custodian or the Security Agent as the result of any transaction herein contemplated, whether under any present or future fiscal or other law or regulation.

"Transfer Agent" means the transfer agent from time to time for the Common Shares.

"Underwriters' Receipt" has the meaning ascribed to that term in subsection 2(4).

"United States" has the meaning given to it in Regulation
S.

"U.S. Person" has the meaning given to it in Regulation
S.

"U.S. Securities Act" means the United States Securities
Act of 1933, as amended from time to time, and the rules and regulations of the United States Securities and Exchange Commission thereunder.

"Withholding Tax" means withholding tax levied under Part
XIII of the Income Tax Act (Canada) and includes any similar Tax hereafter levied in addition to or in substitution therefor, and any penalties or interest in respect thereof.

(2) Number and Gender. In this agreement, words importing the singular number include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders.

(3) Severability. In the event that any one or more of the provisions contained herein shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

(4) Divisions of Agreement. The division of this agreement into sections, subsections and other subdivisions and the provision of headings are for convenience of reference only and shall not affect the interpretation of the provisions to which they relate or of any other provisions hereof. References to a specific section, subsection or other subdivision or schedule are to the corresponding section, subsection or other subdivision or schedule of this agreement unless the context otherwise requires.

(5)     Paramountcy.   In the event of any inconsistency between the
provisions of this agreement and the provisions of any one or more of the schedules hereto, the provisions of this agreement shall prevail.

2.     Effectuating of Pledge and Issue of Instalment Receipts

(1) Delivery of Share Certificates by Underwriters. The Underwriters shall, upon the closing of the sale of Instalment Shares to the Underwriters provided for in the Underwriting Agreement, deliver to the Selling Shareholder the share certificate(s) representing such Instalment Shares, along with duly executed instruments of transfer and assignment in favour of the Custodian. Each Underwriter irrevocably authorizes and directs the

Managing Underwriter, on its behalf, to deliver the share certificate(s) representing the Instalment Shares as provided in this subsection (1). Forthwith after taking possession of such certificate(s), the Selling Shareholder shall deliver the same to the Security Agent, to be held by it on behalf of the Selling Shareholder.

(2) Registration of Shares; Beneficial Ownership. Upon receipt of the share certificate(s) as specified in subsection (1), the Security Agent shall promptly deliver the same to the Transfer
Agent, cause the registration of the Instalment Shares in the name of the Custodian, and take possession of a duly registered share certificate or duly registered share certificates in respect of the Instalment Shares. Subject to the terms and conditions of this agreement and the Pledge of the Instalment Shares in favour of the Selling Shareholder, beneficial title to the Instalment Shares shall be held by the Registered Holders and legal title to each of the Instalment Shares shall be held by the Custodian on behalf of the Selling Shareholder.

(3) Pledge. As continuing security for the due and punctual payment of the Obligations in respect of the Instalment Shares and any obligations of any Registered Holder in respect of Withholding Tax and any other unpaid Taxes payable pursuant to subsection 7(2), each of the Underwriters, upon delivery by the Selling Shareholder of the certificate(s) representing the Instalment Shares as provided in subsection (1), pledges and grants to the Selling Shareholder, and for greater certainty and without limitation, the Selling Shareholder hereby reserves and takes, a fixed and specific purchase money security interest in each of the Instalment Shares purchased by such Underwriter pursuant to the Underwriting Agreement, all Proceeds, accretions thereto and substitutions therefor and all property from time to time received, receivable or otherwise issued or distributed in respect of the Related Shares including, without limitation, all Cash Dividends, whether or not Excess Dividends, Distributed Property, Stock Dividends, all securities, cash or other property under a Reorganization and Proceeds of any thereof, in each case paid or payable on or after the date hereof until the Final Payment Time or paid or payable after the Final Payment Time if the Final Instalment in respect of such Shares has not been paid (all such property and assets being collectively referred to herein as the "Collateral"). None of the Selling Shareholder and the Underwriters has agreed to postpone the time for attachment of such security interest. Such security interest in the Instalment Shares shall attach contemporaneously with the Underwriters first acquiring rights therein and shall be conclusively deemed for all purposes to continue despite any sale or transfer of, or any other dealing whatsoever in or with, an Instalment Receipt and the rights represented or arising thereby. In addition, as continuing security for the obligation of each Registered Holder of an Instalment Receipt to pay the Obligations referable to the Related Shares represented thereby, each Registered Holder of an Instalment Receipt shall be conclusively deemed for all purposes to have acknowledged and confirmed the Pledge as a continuing security for the Obligations assumed by such Registered Holder referable to such Related Shares and any obligations of such Registered Holder in respect of Withholding Tax and any other unpaid Taxes payable pursuant to subsection 7(2). For greater certainty, the Company hereby subordinates and postpones any security interest it has or may have at any time in the Instalment Shares to the security interest of the Selling Shareholder.

(4) Issue of First Instalment Receipts. Upon the registration in the name of the Custodian, as provided for in subsection (2), of the Instalment Shares represented by the share certificate(s) delivered by the Underwriters to the Selling Shareholder pursuant to subsection (1), the Custodian shall execute, issue and deliver to the Managing Underwriter, on behalf of the Underwriters, a First Instalment Receipt (the "Underwriters' Receipt"), registered in the name of the Managing Underwriter, representing such Instalment Shares. The Managing Underwriter shall notify the Custodian in writing of the persons to whom First Instalment Receipts are to be issued on the transfer of the Underwriters' Receipt and the respective numbers of Instalment Shares to be respectively represented thereby. Upon receipt from the Managing Underwriter of such notice and of the Underwriters' Receipt, endorsed for transfer, or accompanied by a duly executed instrument of transfer and assignment, in form satisfactory to the Custodian, in accordance with such notice, the Custodian shall register such transfers and shall execute and issue, and shall, at its principal Stock and Bond Transfer office in each of the Designated Cities (as specified in such notice), deliver to the Underwriters or as the Managing Underwriter may in such notice direct, First Instalment Receipts, registered in the name or names of such person or persons, and representing such respective numbers of Instalment Shares, as stipulated by the Managing Underwriter in such notice.

(5)    Custodian and Security Agent.

       (i) The Security Agent hereby agrees that it shall at all times hold possession of the Collateral in Ontario and the Custodian hereby agrees that it shall execute, issue and deliver Instalment Receipts as contemplated in subsections 2(4) and 6(1) and paragraph 7(6)(v), solely as agent for and on behalf of the Selling Shareholder and not as agent for or on behalf of the Underwriters, any Registered Holder or any other person, anything herein or otherwise to the contrary notwithstanding.


       (ii) The Custodian hereby irrevocably directs the Company to deliver to the Security Agent, for the purpose of perfecting the security interest in the Collateral, all Cash Dividends, all Distributed Property, all Stock Dividends, and all securities, cash or other property issued or delivered under a Reorganization which would otherwise be delivered to the Custodian in its capacity as registered holder of the Instalment Shares, provided that all Cash Dividends which do not constitute Excess Dividends shall be delivered to the Custodian (unless the Selling Shareholder otherwise directs in accordance with paragraph (iii)) and all Distributed Property, Stock Dividends and all securities or other property issued or delivered pursuant to a Reorganization shall be registered in the name of the Custodian, and this shall be the Company's good and sufficient authority to do so. The Company hereby acknowledges such direction and agrees to act in accordance therewith. If at any time, notwithstanding the foregoing direction, the Custodian receives any Cash Dividends which constitute Excess Dividends or Cash Dividends which the Selling Shareholder has directed in accordance with paragraph (iii) to be paid to the Security Agent, Distributed Property, Stock Dividends or securities or other property issued or delivered under a Reorganization, the Custodian shall forthwith remit or deliver the same to the Security Agent for the purpose of perfecting the security interest therein, and for such purpose the Custodian hereby agrees that during the period such property is in its possession, it shall hold the same as agent for the Selling Shareholder and not as agent for the Registered Holders. The Company hereby appoints the Custodian as the Company's agent to withhold and remit all applicable Withholding Tax payable in respect of all Cash Dividends, Stock Dividends, Distributed Property and other securities, cash or other property issued or delivered under a Reorganization, and the Custodian accepts such appointment.

   (iii) The Selling Shareholder may direct the Company to pay all or any part of a Cash Dividend which is not an Excess Dividend (in an amount not in excess of such Cash Dividend net of applicable Withholding Tax) to the Security Agent in lieu of the Custodian, to satisfy in whole or in part (a) any Obligation which is then due and unpaid in respect of an Instalment Receipt held by a Registered Holder or (b) any obligation of a Registered Holder in respect of Withholding Tax or any other unpaid Taxes payable pursuant to subsection 7(2); provided that the Selling Shareholder gives written notice to the Company, the Custodian and the Security Agent, not less than 5 business days prior to the payment date for such Cash Dividend, of the aggregate amount of the Cash

              Dividend to be paid to the Security Agent in lieu of the Custodian, the name of each Registered Holder in respect of which any part of such Cash Dividend is to be paid to the Security Agent in lieu of the Custodian, the amount and nature of the obligations of such Registered Holder to the Selling Shareholder in respect of which such Cash Dividend will be so applied and the amount of Withholding Tax, if any, payable in respect thereof. Any notice provided by the Selling Shareholder to the Company under this paragraph shall be the Company's good and sufficient authority to do so and the Company agrees to act in accordance therewith.

(6) Delivery of the Collateral. In addition to the certificates representing the Instalment Shares, as referred to in subsection
(1), all other instruments representing or evidencing the Collateral shall be delivered to and held by the Security Agent pursuant hereto in Ontario as agent for, and in trust for, the Selling Shareholder as security for the Obligations and other amounts from time to time owing as specified in subsection (3) and shall be registered in the name of the Custodian or, if registration is not possible, be in suitable form for transfer by delivery to, or shall be accompanied by duly executed instruments of transfer or assignment in favour of, the Custodian, all in form and substance satisfactory to the Custodian and the Selling Shareholder, and the Custodian shall deliver to the Security Agent stock transfer powers or other instruments of transfer in respect of the Collateral duly endorsed in blank.

(7) Legend. Each Instalment Receipt issued into the United States or to a U.S. Person pursuant to the provisions of subsection (4) on the transfer of the Underwriters' Receipt (and all Instalment
Receipts issued in exchange therefor or in substitution or on transfer thereof pursuant to the provisions of subsections 5(3), 6(1) or paragraph 7(6)(v)) shall bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT
BEEN REGISTERED UNDER THE UNITED STATES
SECURITIES ACT OF 1933, AS AMENDED (THE
"SECURITIES ACT"). THE HOLDER HEREOF, BY
PURCHASING SUCH SECURITIES, AGREES FOR THE
BENEFIT OF THE COMPANY THAT SUCH SECURITIES
MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED
ONLY (A) TO THE COMPANY, (B) OUTSIDE THE
UNITED STATES IN ACCORDANCE WITH RULE 904 OF
REGULATION S UNDER THE SECURITIES ACT, (C)
PURSUANT TO THE EXEMPTION FROM REGISTRATION
UNDER THE SECURITIES ACT PROVIDED BY RULE 144
THEREUNDER (AND APPLICABLE STATE SECURITIES
LAWS AND REGULATIONS),

(D) PURSUANT TO ANOTHER EXEMPTION FROM
REGISTRATION AFTER PROVIDING AN OPINION OF
U.S. COUNSEL SATISFACTORY TO THE COMPANY, OR
(E) IN COMPLIANCE WITH CERTAIN OTHER
PROCEDURES SATISFACTORY TO THE COMPANY.
DELIVERY OF THIS CERTIFICATE MAY NOT
CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF
TRANSACTIONS ON STOCK EXCHANGES IN CANADA.  A
NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY
OF WHICH WILL CONSTITUTE "GOOD DELIVERY" MAY
BE OBTAINED FROM MONTREAL TRUST COMPANY OF
CANADA UPON DELIVERY OF THIS CERTIFICATE AND A
DULY EXECUTED DECLARATION, IN A FORM
SATISFACTORY TO MONTREAL TRUST COMPANY OF
CANADA AND THE COMPANY, TO THE EFFECT THAT THE
SALE OF THE SECURITIES REPRESENTED HEREBY IS
BEING MADE IN COMPLIANCE WITH RULE 904 OF
REGULATION S UNDER THE SECURITIES ACT.

Provided that the Instalment Receipt will be reissued without such legend if disposed of in accordance with the provisions of (C), (D) or (E) above (if an applicable legal opinion of counsel of recognized standing reasonably satisfactory to the Company states that such legend would no longer be required under United States securities laws), or if the Instalment Receipt is being transferred or disposed of in accordance with (B) above and the transferor provides the declaration below to the Custodian:

The undersigned (A) acknowledges that the sale of the securities to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933 (the
"Securities Act"), and (B) certifies that (1) it is not an affiliate of Suncor Inc. (as defined under Rule 405 of the Securities Act), (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States or (b) the transaction was executed on or through the facilities of The
Toronto Stock Exchange, The Montreal Exchange or the Vancouver Stock Exchange and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States and (3) neither the seller, nor any affiliate of the seller nor any person acting on their behalf engaged in any directed selling efforts in connection with the offer and sale of such securities. Terms used herein have the meanings given to them by Regulation S.

In, or concurrently with the delivery of, the notice provided for in subsection (4), the Managing Underwriter shall notify the Custodian in writing of the persons whose Instalment Receipts are to bear such legend, and the Selling Shareholder, the Company and the Custodian shall be conclusively entitled to assume that only such persons are within the United States or U.S. Persons for the purposes of this subsection. The Custodian shall maintain a list of all Registered Holders from time to time of legended Instalment Receipts or, in its capacity as registrar for the Common Shares and Transfer Agent, of legended Common Share certificates issued in accordance with subsection 5(3).

3.     Instalment Receipts

(1)    Forms of Instalment Receipts.

              (i) First Instalment Receipts shall be substantially in the form set out in Schedule 1 and shall have endorsed thereon Conditions substantially in the form set out in that Schedule;

              (ii) Second Instalment Receipts shall be substantially in the form set out in Schedule 2 and shall have endorsed thereon Conditions substantially in the form set out in that Schedule;

              (iii) Instalment Receipts shall bear the manual signature of a duly authorized representative of the Custodian; and

              (iv) Instalment Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this agreement as may be required to comply with applicable law or with the requirements of any securities exchange on which Instalment Receipts may be listed or to indicate any special limitations or restrictions to which any Instalment Receipts are subject.

(2) Title to Instalment Receipts. The Company, the Selling Shareholder, the Custodian and the Security Agent, notwithstanding any notice to the contrary and unless otherwise required by law, shall treat the Registered Holder of an Instalment Receipt as the absolute owner thereof and of the rights represented thereby for all purposes, including determining the person entitled to any distribution of dividends or other distributions or to any notice provided for in this agreement.

(3) Shares Represented by Instalment Receipts. Upon any Reorganization or any liquidation, dissolution or winding-up of the Company, as a result of which any securities or property or cash shall be received by the Custodian in exchange for or on conversion of or in respect of the Instalment Shares, the Instalment Receipts shall thenceforth represent the right to receive such Instalment Shares as so modified or added to, or the securities, property or cash so substituted for, such Instalment Shares, in the same manner and subject to the same conditions as if such Instalment Receipts specifically represented the right to receive such Instalment Shares as so modified or added to or the securities, property or cash so substituted, all of which shall be subject to the Pledge, and the Custodian shall, forthwith after the receipt by it of any security certificates resulting from any such Reorganization or any such liquidation, dissolution or winding-up or any such securities, property and/or cash, deliver the same to the Security Agent, to be held by the Security Agent on behalf of the Selling Shareholder.

(4) Use of Suncor Trade Mark. The Company hereby irrevocably consents to the use of the SUNCOR design trade mark on the Instalment Receipts.

4.     Maintenance of Listing; Securities Qualification

(1) Listings. The Company and the Selling Shareholder shall, at the Selling Shareholder's expense, use all reasonable efforts to list and maintain the listing on The Toronto Stock Exchange and The Montreal Exchange of (i) the First Instalment Receipts until the Second Payment Time, and (ii) the Second Instalment Receipts thereafter until the Final Payment Time.

(2)    Securities Qualification Requirements.   In the event that, in
the reasonable opinion of the Selling Shareholder or the Company, any prospectus or registration statement is required to be filed with, or any permission is required to be obtained from, any governmental authority in Canada or any other step is required under any federal or provincial law of Canada before any securities which a Registered Holder is entitled to receive hereunder may properly and legally be delivered and thereafter traded, which is not required in respect of such securities generally, the Selling Shareholder and the Company shall take such required action, at the expense of the Selling Shareholder and subject to agreement between the Selling Shareholder and the Company with respect to terms and conditions as to timing, notice, indemnities and other matters relating to such action.

5.     Payment of Instalments

(1)    Instalment Notices.

              (i) On or after April 25, 1996 but not later than May 10, 1996 in respect of the Second Instalment, and on or after November 14, 1996 but not later than November 29, 1996 in respect of the Final Instalment, the Custodian shall cause to be delivered or sent by first class prepaid mail to each Registered Holder (or to the First Named in the case of joint Registered Holders) of an outstanding Instalment Receipt (as determined as of a date not more than 14 days before the date of mailing of such notice) a notice substantially in the form set out in Schedule 3, duly completed. Such notice shall be amended to reflect any changes made to the amount of the Second Instalment and/or Final Instalment pursuant to subsection 7(1). The failure to give such notice, and/or the failure of a Registered Holder to receive the same, shall not affect the obligation of a Registered Holder to pay the Instalments on the Instalment Shares represented by suchRegistered Holder's Instalment Receipts as, when and in the manner required by this agreement.

(ii) Not later than March 11, 1996 in respect of the Second Instalment and not later than September 30, 1996 in respect of the Final Instalment, the Custodian shall cause to be published (a) once in the Report on Business section of a weekday national edition of The Globe and Mail and (b) once in the City of Montreal in a daily newspaper in the French language of general circulation in the City of Montreal, a notice setting out the Second
       Payment Time or the Final Payment Time, as applicable, and the amount of the Second Instalment or Final Instalment, as applicable, to become due in respect of each Instalment Share. Such notice shall also contain a statement substantially to the following effect:

"Failure by a Registered Holder to pay to the Custodian the total amount of the [Insert "Second" or "Final", as applicable] Instalment on the Common
Shares that are represented by his or her [Insert
"First" or "Second", as applicable] Instalment
Receipt as provided in the Instalment Receipt
Agreement and at or before 1:00 p.m. (local time) on [Insert "June 10, 1996" or "December 30, 1996", as applicable] may result in such Common Shares being acquired by the Selling Shareholder in satisfaction of the obligations of the Registered
Holder in respect of such Common Shares, or being sold by the Custodian. Notwithstanding the foregoing, if payment of such [Insert "Second" or "Final", as applicable] Instalment is not made in respect of an aggregate of less than 5% of all the Common Shares represented by all [Insert "First" or "Second", as applicable] Instalment Receipts then outstanding, such Common Shares must be sold. In the event of a sale, the Registered Holder will be responsible for his or her portion of the Costs of Sale (to a maximum of $1.00 per Common Share) and will be liable for any deficiency as and to the extent provided for in the Instalment Receipt
Agreement."

(2) Prepayment of Instalments. Any Registered Holder shall be entitled at any time prior to the Final Payment Time to prepay the aggregate amount of the unpaid Instalments in respect of the Instalment Shares represented by any Instalment Receipt registered in the Registered Holder's name, but shall not otherwise be entitled to prepay, in whole or in part, any Instalment prior to the Second Payment Time or the Final Payment Time, as the case may be. A Registered Holder who holds a First Instalment Receipt and who prepays such aggregate amount of unpaid Instalments before the Second Payment Time shall have the same rights, mutatis mutandis, upon presentation and surrender to the Custodian of the Registered Holder's First Instalment Receipt as if the Registered Holder had duly paid the Second Instalment and received a Second Instalment Receipt and duly paid the Final Instalment and duly presented and surrendered to the Custodian such Registered Holder's Second Instalment Receipt in accordance with subsection (3).

(3) Consequences of Due Payment of Instalments. Subject to the provisions of paragraph 7(2)(vii), upon presentation and surrender to the Custodian of any First Instalment Receipt, and due payment to the Custodian of the aggregate amount of the Second Instalments in respect of the Related Shares represented by such First Instalment Receipt, at the Second Payment Time, the First Instalment Receipt shall be cancelled, the Custodian shall issue and send a Second Instalment Receipt to such Registered Holder in accordance with paragraph 10(1)(iii) and thereupon such First Instalment Receipt shall cease to be outstanding. Subject to the provisions of paragraph 7(2)(vii), upon presentation and surrender to the Custodian of any Second Instalment Receipt, and due payment to the Custodian of the aggregate amount of the Final Instalments in respect of the Related Shares represented by such Instalment Receipt, at or prior to the Final Payment Time, the Second Instalment Receipt shall be cancelled, the Pledge of the Collateral in respect of the Related Shares shall be released without any further action, the Security Agent and the Custodian shall deliver to the Transfer Agent a share certificate or share certificates representing such Related Shares duly endorsed for transfer of such Related Shares to the Registered Holder of such Second Instalment Receipt, and the Company shall cause the Transfer Agent to register such Related Shares in the register of shareholders of the Company in the name of such Registered Holder with such Registered Holder's address as shown in the Register and issue a share certificate representing such Related Shares in the name of such Registered Holder and deliver or cause to be delivered such share certificate to the Custodian, and, subject to the provisions of subsection 10(3), the Custodian shall send such share certificate to such Registered Holder in accordance with paragraph 10(1)(iii) and thereupon such Second Instalment Receipt shall cease to be outstanding. If such Instalment Receipt bears the legend provided for in subsection 2(7), the share certificate(s) representing the Related Shares so registered in the name of the Registered Holder shall bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN
REGISTERED UNDER THE UNITED STATES SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE
HOLDER HEREOF, BY PURCHASING SUCH SECURITIES,
AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH
SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE
TRANSFERRED ONLY (A) TO THE CORPORATION, (B)
OUTSIDE THE UNITED STATES INACCORDANCE WITH RULE
904 OF REGULATION S UNDER THE SECURITIES ACT, (C)
PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER
THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER
(AND APPLICABLE STATE SECURITIES LAWS AND
REGULATIONS), (D) PURSUANT TO ANOTHER EXEMPTION
FROM REGISTRATION AFTER PROVIDING AN OPINION OF
U.S. COUNSEL SATISFACTORY TO THE CORPORATION, OR
(E) IN COMPLIANCE WITH CERTAIN OTHER PROCEDURES
SATISFACTORY TO THE CORPORATION. DELIVERY OF THIS
CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN
SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN
CANADA.  A NEW CERTIFICATE, BEARING NO LEGEND,
DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY"
MAY BE OBTAINED FROM MONTREAL TRUST COMPANY OF
CANADA UPON DELIVERY OF THIS CERTIFICATE AND A DULY
EXECUTED DECLARATION, IN A FORM SATISFACTORY TO
MONTREAL TRUST COMPANY OF CANADA AND THE
CORPORATION, TO THE EFFECT THAT THE SALE OF THE
SECURITIES REPRESENTED HEREBY IS BEING MADE IN
COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE
SECURITIES ACT.

(4)    Consequences of Non-Payment of an Instalment.

         (i) By acquiring and holding an Instalment Receipt, the Registered Holder thereof will be conclusively deemed to have acknowledged and agreed (a) to be bound by this agreement, (b) that the Registered Holder has assumed and is bound to pay the Obligations outstanding at the date of such acquisition in respect of the Related Shares represented by such Instalment Receipt, (c) that such Related Shares are at the time of such acquisition and will continue to be pledged to the Selling Shareholder pursuant to this agreement to secure the Obligations in respect of the Related Shares and any obligations of such Registered Holder in respect of Withholding Tax and any other unpaid Taxes pursuant to subsection 7(2), (d) that the Registered Holder's rights in respect of such Related Shares are and will continue to be subject to the provisions of this agreement, and (e) that the Pledge is and will remain in effect and be binding and effective notwithstanding any prior, concurrent or subsequent transfer of or otherdealings with the Instalment Receipts from time to time representing such Related Shares and the rights represented or arising thereby.

    (ii) The Custodian shall promptly notify the Selling Shareholder of all Registered Holders of Instalment Receipts who have failed to effect payment of the Second Instalment by the Second Payment Time or the Final Instalment by the Final Payment Time. If the Custodian has not received payment of such Instalments by such times from a Registered Holder, such Registered Holder shall have no further right to pay such Second Instalment or Final Instalment, as the case may be, and the rights and obligations of the Selling Shareholder and such Registered Holder shall be only those set forth in this subsection 5(4) and the Registered Holder shall have no further rights under section 7, except the rights under paragraph 7(6)(vii).

   (iii) If, pursuant to paragraph (ii), the Custodian notifies the Selling Shareholder that the Second Instalments or the Final Instalments, as the case may be, in respect of 5% or more of the Instalment Shares forming part of the Collateral immediately prior to the Second Payment Time or the Final Payment Time, as the case may be, have not been duly paid by the Second Payment Time or the Final Payment Time, as the case may be, then, subject to receiving a notice to the contrary from the Selling Shareholder within 20 days after the notice given pursuant to paragraph (ii), the Selling Shareholder shall be deemed to have advised the Custodian that it proposes to accept the Instalment Shares (and any other related Collateral) then subject to the Pledge and in respect of which the applicable Instalments have not been duly paid, in satisfaction of the Obligations secured hereby, and, in such event, the Custodian shall, as agent for the Selling Shareholder and on its behalf, give such notices to Registered Holders of Instalment Receipts representing any of such Instalment Shares and to all such other persons as are entitled, and do all such other things as counsel for the Selling Shareholder shall advise are required by the PPSA and any other applicable law in order to enable such acceptance of the Collateral to occur. The Security Agent shall not release the Instalment Shares to the Selling Shareholder until it has received an opinion of counsel for the Selling Shareholder that all provisions of applicable law have been complied with to entitle the Selling Shareholder to receive such Instalment Shares.

       (iv) If (a), pursuant to paragraph (ii), the Custodian notifies the Selling Shareholder that the Second Instalments or the Final Instalments, as the case may be, in respect of less than 5% of the Instalment Shares forming part of the Collateral immediately prior to the Second Payment Time or the Final Payment Time, as the case may be, have not been duly paid by the Second Payment Time or the Final Payment Time, as the case may be, or (b) the Custodian receives from the Selling Shareholder the notice referred to in paragraph (iii), or
              (c) counsel for the Selling Shareholder advises the Custodian that such Instalment Shares or any part or parts thereof are required by applicable law to be disposed of, the Custodian shall (after consultation with the Selling Shareholder), as soon as practicable and in a commercially reasonable manner, sell such Instalment Shares and all other related non-cash Collateral, or such part or parts thereof, as the case may be, free and clear of the Pledge; provided that such sale by the Custodian:

              (A) of securities which are listed for trading on a stock exchange, shall be made on that exchange, or if listed for trading on more than one stock exchange, then on that exchange on which there has been the largest number of such securities traded in the preceding 30 trading days, unless, in each case, the Selling Shareholder advises the Custodian in writing that in its opinion sale in such manner cannot be completed within a reasonable period of time without a material adverse effect on the trading price of such securities on such exchange; and

              (B) in any other case shall be made by private or public sale in such commercially reasonable manner as the Custodian shall determine.

The Custodian shall do all things within its power to enable the Security Agent to make good delivery of any Instalment Shares or other Collateral so sold by the Custodian and to continue the Security Agent's possession of Instalment Shares and other Collateral not sold, including, without limitation, providing appropriate powers of attorney to transfer sold Instalment Shares and other Collateral and assisting in obtaining new securities certificates representing unsold Instalment Shares and other Collateral (where applicable).

       (v) If any Instalment Shares and other Collateral are accepted by the Selling Shareholder pursuant to paragraph
              (iii) in satisfaction of the Obligations secured thereby, the Custodian shall promptly transfer such Instalment Shares and other Collateral to the Selling Shareholder. The Security Agent shall, on the written instructions from time to time of the Custodian, promptly deliver to the Custodian certificates representing the Instalment Shares and other Collateral sold as required by paragraph
              (iv) or required to be transferred to the Selling Shareholder pursuant to the foregoing provisions of this paragraph. Each time that Instalment Shares and other Collateral are sold by the Custodian pursuant to paragraph (iv), the Registered Holders of the Instalment Receipts which are required by paragraph (iv) to be sold shall be deemed to have sold the Instalment Shares and other Collateral so sold on a basis pro rata to the number of Instalment Shares respectively represented by their Instalment Receipts.

       (vi) As soon as reasonably practicable after the sale of all such Instalment Shares and other Collateral as are required hereby at any particular time to be sold, the Custodian shall pay to the Selling Shareholder, out of and to the extent of the Proceeds of sale of such Instalment Shares and other Collateral and any interest earned on or with respect to such Proceeds, an amount equal to the aggregate of the unpaid Instalments and the Costs of Sale in respect of such Instalment Shares. Subject to the provisions of paragraph 7(2)(v), if such Proceeds and interest exceed the aggregate amount of such payments to the Selling Shareholder,the Custodian shall (subject to the requirements of applicable law) then pay the amount of such excess to the Registered Holders of the Instalment Receipts representing such Instalment Shares (each, a "Defaulting Purchaser"), on a basis pro rata to the number of Instalment Shares respectively represented by their Instalment Receipts. If such Proceeds and interest are less than the aggregate of the unpaid Instalments and the Costs of Sale in respect of such Instalment Shares, each Registered Holder of Instalment Receipts representing any of such Instalment Shares shall be and remain liable to the Selling Shareholder to pay to it, on demand, an amount equal to such Registered Holder's portion of the deficiency, calculated on the basis of the ratio which the Instalment Shares so sold which are represented by such Registered Holder's Instalment Receipts is of all such Instalment Shares so sold. The Selling Shareholder shall advise the Custodian in writing of the Costs of Sale paid by the Selling Shareholder.

   (vii) The Company and the Selling Shareholder shall not, in any event, and the Custodian and the Security Agent shall not, except in case of fraudulent or reckless conduct, be liable or responsible for any delay or failure to effect realization, for any inability to obtain the best or most favourable price for any Instalment Share or (except as required by applicable law) for any accounting to Registered Holders on realization. The Custodian shall, if so requested in writing, provide any Registered Holder or the Selling Shareholder with a statement of (a) the Proceeds of sale of the Instalment Shares sold as required by paragraph (iv), (b) the interest, if any, earned on or with respect to such Proceeds and (c) the Costs of Sale of such Instalment Shares, which, absent manifest error and subject to applicable law, shall be conclusive of the sums referred to therein.

   (viii) Any payments to be made to a Defaulting Purchaser under paragraph (vi) shall be made by sending by mail, postage prepaid, a cheque to the Defaulting Purchaser (in the case of joint Registered Holders, to the First Named). The mailing of such cheque shall satisfy and discharge any liability for the moneys represented thereby unless such cheque is not paid on due presentation; provided that in the event of the non-receipt of such cheque by the Defaulting Purchaser, or the loss or destruction thereof, the Custodian, upon being furnished with reasonable evidence of such non-receipt, loss or destruction and indemnity satisfactory to it, shall issue to the Defaulting Purchaser a replacement cheque for the amount of such cheque. Neither the Selling Shareholder nor the Custodian shall be responsible for any loss or delay in transmission. Unless otherwise provided by applicable law, any such payment which is represented by such cheque which has not been presented for payment within 6 years after the date on which it was issued or which otherwise remains unclaimed for a period of 6 years after such date of issue shall be forfeited and shall be paid by the Custodian at the written request of the Selling Shareholder to or to the order of the Selling Shareholder.

       (ix) The procedures, rights and remedies set out in this subsection shall be in addition to, and not in derogation of, any right or remedy which is available to the Selling Shareholder under this agreement or applicable law in the event that the Proceeds of sale or other disposition of any Instalment Shares and other related Collateral is less than the aggregate of the Instalments with respect thereto, the applicable pro rata portion of the Costs of Sale and any other amounts owing to the Selling Shareholder hereunder, and the exercise of or failure to exercise any right or remedy either in whole or in part shall not affect the exercise of any other right or remedy.

(5) Payments to Selling Shareholder. As soon as reasonably practicable after the receipt of any payment under subsections (2) or (3), the Custodian shall pay the amount thereof to the Selling
Shareholder.

(6) Securities Qualification. In the event that the Custodian, pursuant to the terms of this agreement, is required to sell or dispose of, on behalf of the Selling Shareholder, any Collateral, and in the reasonable opinion of the Selling Shareholder the cooperation of the Company is required to facilitate the offering and sale to the public or otherwise of such Collateral, the Selling Shareholder may request that the Company cooperate in the preparation and filing of all documentation or the taking of all action necessary or desirable to effect such sale or disposition, and the Company shall, at the expense of the Selling Shareholder and subject to agreement between the Selling Shareholder and the Company with respect to terms and conditions as to timing, notice, indemnities and other matters, use all reasonable efforts to cooperate in the preparation and filing of all such documentation and cooperate in the taking of all such action.

6.     Instalment Receipts and Issuance of Share Certificates

(1) Instalment Receipts. A Registered Holder who at any time before the Final Payment Time requires more than one Instalment Receipt in respect of the Instalment Shares represented by any of the Registered Holder's Instalment Receipts shall be entitled to have the same issued by the Custodian (but in the aggregate representing the same number of Instalment Shares as are represented by the Instalment Receipt being replaced), upon delivery and surrender to the Custodian of the Instalment Receipt being replaced and payment of the Custodian's reasonable charges. Upon the registration by the Custodian of a transfer of an Instalment Receipt, such Instalment Receipt shall be cancelled and a new Instalment Receipt (representing the same number of Instalment Shares) issued to and in the name of the transferee, subject to compliance with the requirements of subsection 7(6).

(2) Issuance of Share Certificates. For purposes of the issuance of share certificates pursuant to subsection 5(3), the Custodian shall, as soon as reasonably practicable after the Final Payment Time, provide the Transfer Agent with a list of the Registered Holders in respect of whose Instalment Receipts the Instalments have been duly paid and the other requirements of subsection 5(3) have been satisfied (other than Instalment Receipts in respect of which the Instalments have been prepaid as provided for in subsection 5(2)).

7.     Rights and Liabilities of Registered Holders

(1)    Cash Dividends, Cash, Distributed Property and Stock
Dividends.

       (i) All Cash Dividends which do not constitute Excess Dividends (other than Cash Dividends directed to be paid to the Security Agent in accordance with paragraph 2(5)(iii)) shall, forthwith after receipt thereof by the Custodian, be remitted by the Custodian (net of any applicable Withholding Tax) to the Registered Holders of record on the record date for such dividends determined pursuant to subsection 7(9) entitled thereto. All Cash Dividends and other cash which constitute Excess Dividends shall, immediately after receipt thereof by the Security Agent pursuant to paragraph 2(5)(ii), be deemed to have been applied: (a) if such dividends are paid at or after the Second Payment Time, in reduction pro rata of and to the extent of the aggregate unpaid amount of the Final Instalments and, (b) if such dividends are paid prior to the Second Payment Time, equally in reduction pro rata of and to the extent of the aggregate unpaid amount of the Second Instalments and the Final Instalments, and, in each case, be remitted to or held on behalf of the Selling Shareholder in accordance with the Selling Shareholder's written instruction. For greater certainty, to the extent that such Excess Dividends received by the Security Agent exceed the aggregate unpaid amount of the Final Instalments and Second Instalments, such excess shall be delivered promptly by the Security Agent to the Custodian, after receipt of a certificate of the Custodian as to such aggregate unpaid amount, and remitted (net of any applicable Withholding Tax) by the Custodian pro rata to the Registered Holders of record on the record date for such dividends in accordance with subsection 7(9). All Cash Dividends directed to be paid to the Security Agent in accordance with paragraph 2(5)(iii), shall, promptly after receipt thereof by the Security Agent, be remitted to or held on behalf of the Selling Shareholder in accordance with the Selling Shareholder's written instructions, and in the absence of suchinstructions, shall be held in an interest-bearing account with a Canadian bank or trust company.

       (ii) All Distributed Property received by the Security Agent pursuant to paragraph 2(5)(ii) prior to the termination of the Pledge in respect of the Related Shares shall, as promptly as commercially reasonable, be sold by the Custodian (after consultation with the Selling

                Shareholder) for cash in the market or by tender or by private contract on such date or dates and at such price or prices as the Custodian shall determine; provided, however, that any right, option, warrant or other security issued under a shareholder protection rights plan constituting Distributed Property shall be held by the Custodian and shall be sold by it only if and when the same have separated from the Instalment Share and the terms thereof have been adjusted to make the same exercisable at a price or subject to terms and conditions which give them more than merely nominal value, in which event the Custodian shall, as promptly as commercially reasonable, sell the same in any manner permitted hereunder other than by private contract to a person or group of persons purchasing the same other than for distribution to the public. The Security Agent shall deliver such Distributed Property to the purchaser or purchasers thereof at the direction of the Custodian in order to facilitate such sales, and the Custodian shall unconditionally and irrevocably direct the purchaser or purchasers of such Distributed Property to pay the purchase price therefor (a) in an amount equal to the costs of disposition in connection with the sale thereof, to the Custodian; (b) in an amount (the "Excess Proceeds") equal to the purchase price less the amount referred to in (a), to the extent that such net Proceeds do not exceed the unpaid balance of the Second Instalments and the Final Instalments in respect of the Related Shares, to the Security Agent; and (c) in the amount of the balance, being the amount of such net Proceeds which do not constitute Excess Proceeds, to the Custodian. Nothing in the foregoing sentence shall be construed as requiring the Security Agent to deliver any Distributed Property to a purchaser thereof prior to the concurrent receipt of the Excess Proceeds referred to in clause (b) of such sentence. The Custodian shall then immediately remit pro rata to the Registered Holders of record on the record date for the distribution determined pursuant to subsection 7(9), all such net Proceeds that did not constitute Excess Proceeds (net of applicable Withholding Tax). All Excess Proceeds shall be deemed to have been applied upon receipt by the Security Agent: (a) if such excess is distributed at or after the Second Payment Time, in reduction pro rata of and to the extent of the aggregate unpaid amount of the Final Instalments and, (b) if such excess is distributed prior to the Second Payment Time, equally in reduction pro rata of and to the extent of the aggregate unpaid amount of the Second Instalments and Final Instalments, and in each case, shall be remitted to or held on behalf of the Selling Shareholder in accordance with the Selling Shareholder's written instructions, and in the absence of such instructions, shall be held in an interest-bearing account with a Canadian bank or trust company.

       (iii) All Stock Dividends received by the Security Agent pursuant to paragraph 2(5)(ii) shall be registered in the Custodian's name and held by the Security Agent in accordance with paragraph 2(5)(i) pending payment of the Second Instalments and the Final Instalments. The Custodian shall deliver to the Security Agent stock transfer powers duly endorsed in blank in respect of the Stock Dividends. Upon payment by a Registered Holder of the Second Instalment and the Final Instalment for any Instalment Share and receipt of a notice from the Custodian confirming such payment, the Selling Shareholder shall promptly instruct the Custodian by written notice to, and the Custodian shall, promptly, transfer to the Registered Holder, the Stock Dividends so held in respect of such Instalment Share; provided that where one or more Registered Holders would be entitled to receive a fractional share as a result of such Stock Dividends which it would not be entitled to receive had it been a registered holder of such share, the Custodian shall (after consultation with the Selling Shareholder) as promptly as commercially reasonable sell all fractional shares to which all Registered Holders are entitled for cash in the market or by tender or by private contract on such date or dates and at such price or prices as the Custodian shall determine and promptly thereafter remit pro rata to each such Registered Holder the amount of cash received from the sale of such fractional shares, less any costs of disposition in connection with the sale thereof.

       (iv) Forthwith after receipt by the Security Agent of securities or other property pursuant to a Reorganization, such securities or other property shall be registered in the name of the Custodian or, if registration is not possible, be in suitable form for transfer by delivery to or shall be accompanied by duly executed instruments of transfer or assignment in favour of the Custodian, and the Custodian shall deliver to the Security Agent stock transfer powers or other instruments for transfer duly endorsed in blank in respect of such securities or other property.

       (v)      All Cash Dividends, Distributed Property or Stock
                Dividends received by the Custodian or the Security Agent in respect of any Instalment Share after all

                Instalments (and Costs of Sale, if applicable) in respect of such Instalment Share have been paid shall be delivered by the Security Agent to the Custodian (if applicable) and in any event remitted by the Custodian to the Registered Holder (net of applicable Withholding
                Tax) on the record date for such dividend or distribution or, if the record date is after the date of such payment, to the Registered Holder at the time all Instalments (and Costs of Sale, if applicable) in respect of such Instalment Share were paid.

       (vi) If pursuant to this subsection, the amount of the Second Instalment and/or Final Instalment is reduced, the Custodian shall, (a) promptly after determination of the amount of the reduction, give notice to the Company and the Selling Shareholder of such amount, and (b) promptly after application of the reduction against the Second Instalment, if applicable, and the Final Instalment, give notice to the Registered Holders informing them of the payment made on behalf of the Registered Holders and the resulting reduced amount of the Second Instalment and/or Final Instalment. In addition, the Company shall, by way of a press release, disclose the resulting reduced amount of the Second Instalment and/or Final Instalment. The Custodian shall note the amount of such reduction upon all Instalment Receipts issued subsequent to such reduction or thereafter tendered to it for such purpose by hand stamping or overprinting such certificates.

       (vii) For so long as the Instalment Shares are registered in the name of the Custodian, the Company will use its best efforts to pay each Cash Dividend (to the extent such dividend is not an Excess Dividend or a Cash Dividend directed to be paid by the Selling Shareholder to the Security Agent pursuant to paragraph 2(5)(iii)) to the Custodian by delivering to the Custodian either (a) a cheque or (b) a banker's draft for such dividend payable to the Custodian (or cheques payable to the Registered Holders) at least 3 business days prior to the date on which such dividend is to be paid. The Custodian will use its best efforts to remit Cash Dividends received by it for distribution to the Registered Holders entitled thereto pursuant to paragraph (i) in a manner such that such dividends will be remitted to the Registered Holders entitled thereto at the same time as Cash Dividends are remitted to all other holders of Common Shares.

     (viii) Notwithstanding anything provided herein to the contrary, the Selling Shareholder may, at any time prior to the application pursuant to this subsection (1) of any Excess Proceeds or Excess Dividends, the disposition of any Distributed Property or the registration of any Stock Dividend or securities or other property under a Reorganization in the name of the Custodian, by written notice given to the Custodian (with a copy of such notice to each of the Company and the Security Agent) waive its right to have the same soapplied, disposed of or registered, as the case may be, to the extent set out in such notice, and, in such event the Custodian shall, subject to the provisions of subsection (2) and the provisions of paragraph (iii) as to fractional shares, forthwith pay or transfer to the Registered Holder the amount of the Excess Proceeds, Excess Dividends, Distributed Property, Stock Dividend or securities or other property the application, distribution or registration of which, as the case may be, was so waived, net of any Withholding Tax applicable to amounts payable to or credited in respect of a Registered Holder.

       (ix) For greater certainty, any payments or transfers made by the Custodian to any Registered Holder of any amounts or property in accordance with provisions of this subsection shall be and be deemed to be made free and clear of the Pledge.

(2)    Liability for Taxes.

       (i) As between each Registered Holder and the parties hereto, the Registered Holder shall be liable for all Taxes which may become payable by, on behalf of or for the account of such Registered Holder.

       (ii) For the purposes of this subsection (2), "distribution" means any payment, issue or distribution to holders of Common Shares of any Excess Dividend, Stock Dividend, Distributed Property or any securities or other property issued or distributed under a Reorganization. In the event that the Company wishes or becomes bound to make a distribution, other than a non-cash distribution under a Reorganization, (a) the Company will fix a record date (in this subsection, the "record date") for the distribution for the purpose of determining which of its shareholders will participate in the distribution,
                (b) the Company will notify the Custodian and the Selling Shareholder of the particulars of the distribution, the record date and the date on which the distribution will be paid or made (in this subsection, the "payment date") forthwith following the determination by the directors of the Company of such record date and payment date, but in any event not less than 10 business days prior to the record date, and (c) the Company will ensure that the record date will precede the payment date by not less than 14 business days. Each of the Custodian and the Company shall provide the other with all information in its possession necessary for the Custodian to determine the amount of Withholding Tax to be remitted on behalf of each non-resident Registered Holder and otherwise to perform its obligations under this subsection.

       (iii) Whenever the Company proposes to make a distribution in respect of which the Custodian will become obligated to withhold an amount in respect of Withholding Tax payable by a non-resident Registered Holder, the Custodian shall promptly upon receipt of the notice thereof in accordance with paragraph (ii) give to each non-resident Registered Holder a notice containing a statement of such requirement, a request that the non-resident Registered Holder remit to the Custodian the amount of such Withholding Tax, or the Custodian's estimate thereof, and a statement that upon failure to remit such payment the non-resident Registered Holder will become liable to pay such amount to the Selling Shareholder and that amounts properly otherwise payable to such non-resident Registered Holder may be reduced in whole or partial satisfaction of such liability. The request for payment shall set out the manner in which payment is to be made, the date before which payment must be made (which date shall precede the payment date by no less than 3 business days) and the consequences of failure to make such payment.

       (iv) In the event that a non-resident Registered Holder fails to remit the payment referred to in paragraph (iii), and if the Custodian or the Security Agent shall receive a demand for or be obliged (on behalf of the Company or otherwise) to withhold and remit any Withholding Tax from or in respect of a distribution to be made or credited to, on behalf of or for the account of such non-resident Registered Holder, the Custodian shall, and is hereby authorized to, withhold the amount of the Withholding Tax from the relevant distribution.

       (v) To the extent that the withholding and remittance provided for under paragraph (iv) would reduce the amount of the distribution to be paid to the Security Agent and applied pursuant to subsection (1) to an amount which is less than the amount to be so paid and applied with respect to the Related Shares of any other Registered

              Holder, then (a) if the withholding and remittance is in respect of an Excess Dividend or Distributed Property such withheld amount shall be deemed to have been paid to the Security Agent and applied, in accordance with subsection (1), on account of the Final Instalment and the Second Instalment, if applicable, with respect to such non-resident Registered Holder's Related Shares and the Selling Shareholder shall be deemed to have paid on account of such Withholding Tax on behalf of such non-resident Registered Holder such amount as is equal to the amount withheld and remitted by the Custodian pursuant to paragraph (iv) and such non-resident Registered Holder shall be liable to pay the Selling Shareholder an amount equal to any such amount so deemed to be paid or (b) if the withholding and remittance is in respect of a Stock Dividend or a non-cash distribution under a Reorganization then, prior to any such payment being made to the Selling Shareholder, the Selling Shareholder shall make arrangements satisfactory to the Custodian whereby the Selling Shareholder shall pay to the Custodian on behalf of such non-resident Registered Holder such amount as is equal to the Withholding Tax required to be withheld and remitted by the Custodian, prior to the time required for remittance of such Withholding Tax to the applicable governmental authorities and such non-resident Registered Holder shall be liable to pay the Selling Shareholder any such amount paid by the Selling Shareholder to the Custodian. Any amount paid or deemed to be paid on behalf of a non-resident Registered Holder by the Selling Shareholder pursuant to this paragraph shall bear interest at the prime rate plus one per cent,calculated daily and compounded monthly from the date of payment or deemed payment. The Custodian shall maintain a separate register representing the identity of and amount owing by each such non-resident Registered Holder to the Selling Shareholder. The Custodian may withhold any such amount owing by a non-resident Registered Holder from any concurrent or subsequent distribution or payment that would, were it not for such withholding, have been actually made to such non-resident Registered Holder and shall apply amounts so withheld to reimburse the Selling Shareholder for amounts paid or deemed to have been paid by it pursuant to this paragraph.

       (vi) Any amount withheld by the Custodian on account of Withholding Tax, including all such amounts paid or deemed to be paid on behalf of a non-resident Registered Holder by the Selling Shareholder pursuant to paragraph
              (v) or in respect of a Cash Dividend which is not an

              Excess Dividend, shall be remitted by the Custodian to the appropriate government authorities within the time required by law and evidence thereof shall be delivered to the Company and the Selling Shareholder forthwith.

   (vii) The obligation of a non-resident Registered Holder to pay to the Selling Shareholder all amounts owing pursuant to paragraph (v) shall survive (a) the sale or transfer of any or all of the non-resident Registered Holder's Instalment Receipts to any other party and (b) payment in whole or in part of the Second Instalment and the Final Instalment in respect of the non-resident Registered Holder's Instalment Receipts. The Custodian and the Selling Shareholder shall be entitled to withhold delivery of certificates for Second Instalment Receipts, if applicable, and of share certificates in respect of the Related Shares to which such non-resident Registered Holder may be entitled until such payment has been received and if the non-resident Registered Holder is also a Defaulting Purchaser, such obligation may be recovered in accordance with paragraph 5(4)(vi). Notwithstanding the foregoing, the obligation of a non-resident Registered Holder to pay the Selling Shareholder all amounts owing under paragraph (v) is a personal obligation of the non-resident Registered Holder and shall not be assumed by or deemed to be assumed by any subsequent transferee of the Instalment Receipt or the Related Shares held by such non-resident Registered Holder.

  (viii) Each of the Company and the Custodian shall, from time to time at the request of the other, acting reasonably, provide to the other such information as the requesting party may reasonably request as to Registered Holders which the Custodian or the Company believe are Intermediaries. In connection with any proposed payment or distribution to holders of Common Shares, the Company may give to any such Intermediary notice specifying a record date and a payment date in respect of such proposed distribution and requesting the Intermediary, if applicable, to give written notice to the Company and the Custodian, no later than the second business day immediately following the record date (which notice shall only be effective if received by the Company by such date):

                     (a) that the Intermediary holds Instalment Receipts on behalf of Non-registered Holders in respect of whom Taxes will be payable in connection with the distribution;

                     (b) providing details of the names, addresses, holdings of Instalment Receipts, Withholding Tax payable (if reasonably calculable by the Intermediary) and such other details concerning such Non-registered Holders as the Company or the Custodian may reasonably require; and

                     (c) authorizing and directing the Company, and the Custodian to pay, credit, withhold and remit such Withholding Tax on account of such Non-registered Holders in respect of the distribution or to the appropriate governmental authorities within the required time.

       (ix) Upon receipt from an Intermediary of a proper notice in accordance with paragraph (viii), the provisions of paragraphs (i) to (vii) shall apply, mutatis mutandis, in respect of each Non-registered Holder of Instalment Receipts listed in such notice, as if each reference in those paragraphs to a Registered Holder were a reference to such Non-registered Holder; provided, however, that the rights of the Custodian and the Selling Shareholder under this subsection in respect of a failure by a Non-registered Holder to make payment in respect of Withholding Tax in accordance with paragraphs (iii) and
              (v), shall continue as against the Registered Holder of the relevant Instalment Receipts and the liability of such Registered Holder in respect thereof shall be joint and several with any liability of such Non-registered Holder in respect thereof.

       (x) Each of the Company, the Selling Shareholder and the Custodian shall be entitled to rely upon the Register as being accurate, and shall not incur nor assume any liability to any person, including any Registered Holder, for such reliance upon the Register. In the event an Intermediary delivers a notice in accordance with paragraph (viii), each of the Company, the Selling Shareholder and the Custodian shall be entitled to rely upon such notice as being accurate, and shall not incur nor assume any liability to any person, including any Intermediary, any Registered Holder or any Non-registered Holder, for such reliance upon such notice.

       (xi) The provisions of this subsection shall apply notwithstanding any other provision of this agreement.

(3)    Meetings of the Company, Attendance, Voting.

       (i) Whenever the Company proposes to convene a general meeting of its shareholders (the record date for which meeting is after the date of this agreement and before the date on which the Final Payment Time occurs), other than a meeting of the holders of a specific class or series of its shares other than Common Shares, it shall in the manner provided in subsection 10(1) and within the time periods required by applicable law (including the requirements of NP 41), send to each Registered Holder as of the applicable record date for such meeting a copy of the notice of the meeting and all other materials (except forms of proxy) sent to the registered holders of Common Shares together therewith, at the same date (or as soon thereafter as is reasonably practicable) as such notice and other material is sent to the registered holders of such Common Shares. The Company shall provide and enclose with such copy of the notice a form of appointment whereby the Registered Holder may appoint a person (who may be such Registered Holder) as proxy in relation to the Related Shares represented by such Instalment Receipt to act and vote at the meeting to the same extent as if such Registered Holder were the registered holder of such Related Shares. Such forms shall otherwise be drawn in such manner and with such content as the Custodian and the Company may approve (such approval not to be unreasonably withheld or delayed) and in any event shall be subject to compliance with the articles and the by-laws of the Company and all applicable law. The Custodian shall execute and deliver to the Company prior to the meeting proxies authorizing the Registered Holders as of the applicable record date, with power of substitution, to act and vote at the meeting in respect of their respective Related Shares on behalf of the Custodian as registered holder of the Instalment Shares.

       (ii) If, following the sending of the materials referred to in paragraph (i) in respect of any meeting, a Registered Holder shall transfer the Registered Holder's Instalment Receipts or any part thereof or have any of the Registered Holder's Related Shares sold or accepted as provided for in subsection 5(4), the provisions of subsection 138(2) or (3) of the CBCA shall apply to such Registered Holder as if such holder had been the registered holder of the Related Shares and had transferred the ownership thereof after the applicable record date. If for any reason the Custodian acts on or fails to act on any transfer, neither the transferor nor the transferee nor any other party hereto shall be entitled to object or have any action or claim in respect thereof against the Custodian.

    (iii) If in respect of any meeting of shareholders of the Company any Registered Holder fails to exercise or is lawfully prevented from exercising the Registered Holder's right under this agreement to be represented at such meeting, the Custodian shall not exercise at such meeting the voting rights attached to the Instalment Shares to which such Registered Holder's Instalment Receipts relate and the Registered Holder shall not be entitled to object.

       (iv) The Custodian shall not agree to the abridgement of the required time for the giving of any notice, or to waive notice, of any meeting of shareholders of the Company or sign a resolution in writing of shareholders of the Company without first obtaining the authorization of the Registered Holders in the manner provided in Schedule 4.

(4)    General.

       (i) A Registered Holder that, if registered as the holder of such Registered Holder's Related Shares, would have some right under law or by statute or by virtue of the articles or the by-laws of the Company not otherwise expressly dealt with in this section (other than the right to be registered as the owner of or receive or transfer the share certificates representing the Related Shares), may give written notice to the Custodian requiring it to exercise those rights on its behalf as it shall direct and at its expense.

       (ii) If the Custodian receives a notice referred to in paragraph (i), the Custodian may as a condition of compliance require from the Registered Holder that the Registered Holder lodge the applicable Instalment Receipt with the Custodian and provide such security and/or indemnity as to costs, expenses or other liabilities as the Custodian may reasonably require and shall subject to the foregoing exercise on behalf of that Registered Holder as it may direct the rights in question.

    (iii) Notwithstanding paragraph (i), if the registered holders of Common Shares are entitled to a right to dissent under section 190 of the CBCA prior to the Final Payment Time in connection with any proposed action of the Company, then the Company shall offer a right of dissent to Registered Holders to the same extent that registered holders of Common Shares have a right of dissent under section 190 of the CBCA, subject to the provisions of this paragraph. The Custodian shall (after consultation with the Company), if so directed by a Registered Holder, but subject to the Custodian's rights under paragraph
              (ii), deliver a written objection pursuant to subsection 190(5) of the CBCA in respect of all but not less than all of the Related Shares represented by such Registered Holder's Instalment Receipts and shall thereafter remit to such Registered Holder the notice received under subsection 190(6) of the CBCA. The Registered Holder shall, if it desires to proceed to deliver a demand for payment under subsection 190(7) of the CBCA, first duly pay all unpaid Instalments and other amounts owing to the Selling Shareholder hereunder in respect of the Registered Holder's Instalment Receipts and become the registered holder of the relevant Related Shares, in which case the Company shall not object to the continued exercise of rights of dissent in respect of such shares solely on the grounds that the shares have been transferred from the Custodian to the Registered Holder pursuant to this agreement following the delivery of the written objection by the Custodian referred to above.
              The Registered Holders acknowledge that the foregoing procedure is necessary in order to protect the value of the Collateral held pursuant to section 2 by the Security Agent on behalf of the Selling Shareholder.

       (iv) Notwithstanding paragraph (i), a Registered Holder of an Instalment Receipt shall not be entitled to elect to receive Stock Dividends in lieu of Cash Dividends.

(5) Convening of Meetings. Meetings of the Registered Holders may be convened and held in accordance with the provisions of Schedule
4.

(6)    Transfers of Instalment Receipts.

                     (i) A Registered Holder may transfer any of the Registered Holder's Instalment Receipts, and the rights represented thereby, in the manner and subject to the terms and conditions set out in this agreement and the schedules hereto. A transfer of an Instalment Receipt by the Registered Holder of such Instalment Receipt shall constitute a transfer of such Registered Holder's rights hereunder in respect of such Instalment Receipt and the Related Shares.

       (ii) A person, including a transferor, who, directly or indirectly or through Intermediaries, requests registration of the transfer of an Instalment Receipt, is deemed to warrant such person's authority to do so as or on behalf of the transferee.

   (iii) Instalment Receipts shall, as between the transferor and transferee, be transferable by delivery thereof properly endorsed or accompanied by proper instruments of transfer in suitable form for transfer by delivery.

       (iv) Except in respect of the transfers provided for in subsection 2(4), which shall be effected as provided for in that subsection, in order for a transferee of an Instalment Receipt to be entitled to obtain registration on the Register in respect of a transfer of such Instalment Receipt, the Registered Holder of such Instalment Receipt and the transferee shall be required to comply with the transfer requirements set out in the Instalment Receipt.

       (v) If any Instalment Receipt shall become defaced, lost, stolen or destroyed, then it may be replaced on such terms, if any, as to evidence and indemnity with or without security (if such Instalment Receipt is lost, stolen or destroyed) as the Custodian may think fit but, in the case of defacement, the defaced Instalment Receipt shall be surrendered to the Custodian before a new Instalment Receipt is issued. In the case of loss, theft or destruction, the Registered Holder shall also pay to the Custodian (if demanded) all expenses incidental to the investigation of evidence of loss, theft or destruction and the preparation of the requisite form of indemnity as aforesaid. Any such indemnity shall, if so required by the Custodian, be in the form of an open-penalty bond for an indefinite amount in favour of the Selling Shareholder and the Custodian issued by an insurance company licensed to carry on business in the Province of Ontario.

       (vi) Upon the registration on the Register of a transfer of an Instalment Receipt, the transferor of such Instalment Receipt shall cease to have any obligation to pay the Instalments in respect of the Instalment Shares represented by such Instalment Receipt, which obligation shall be conclusively deemed to have been assumed by the transferee of such Instalment Receipt. Notwithstanding the foregoing provisions of this paragraph, upon the registration in the Register of the transfers of the Underwriters' Receipt from the Managing Underwriter, the

              Underwriters shall cease to have any further rights under this agreement with respect to such Instalment Receipt and no recourse may be had against them in respect of any obligations under or pursuant to such Instalment Receipt except by way of enforcement against the Collateral as provided in this agreement, and the liability of the Underwriters in respect of such Instalment Receipt shall be limited to the extent, if any, that such liability may be required for the purposes of enforceability and enforcement of the Pledge.

    (vii)     In the event that:

              (a) an Intermediary is the Registered Holder of an Instalment Receipt at the Second Payment Time or the Final Payment Time, as applicable;

              (b) such Intermediary holds the Instalment Receipt on behalf of a Non-registered Holder; and

              (c) such Non-registered Holder has failed to pay in full, or cause to be paid in full, when due, to the Custodian the Second Instalment or the Final Instalment, as applicable, in respect of the Instalment Receipts held on its behalf by such Intermediary (any such Non-registered Holder being referred to in this paragraph as a "Non-registered Defaulting Purchaser");

              then, forthwith after the Second Payment Time or the Final Payment Time, as applicable, but in any event prior to the Selling Shareholder having realized upon the Collateral, such Intermediary may, notwithstanding subsection 8(11), cause to be transferred into the name of such Non-registered Defaulting Purchaser the Instalment Receipts held by such Intermediary on behalf of such Non-registered Defaulting Purchaser, and the Custodian shall register such transfer into the name of such Non-registered Defaulting Purchaser.


(viii) To the extent not inconsistent with the terms of this agreement, the provisions of the CBCA respecting the transfer of securities shall apply, mutatis mutandis, to the transfer of Instalment Receipts.

(7) Notices, Reports, etc. Whenever the Company shall send to the Custodian in its capacity as registered holder of Instalment Shares any report, accounts, financial statement, circular or other document relating in any way to the affairs of the Company, the Company shall furnish to the Custodian sufficient quantities thereof to enable the Custodian to send, and the Custodian shall send as soon as is reasonably practicable, to each Registered
Holder a copy thereof, provided that no Registered Holder shall by virtue of this subsection become entitled thereto unless the Registered Holder would be so entitled if the Registered Holder were registered as a holder of Common Shares.

(8) Inspection of the Register. A Registered Holder may, upon production of satisfactory evidence that the Registered Holder is a Registered Holder, examine during the usual business hours of the Company or the Transfer Agent or Custodian, as the case may be, and may take extracts from, free of charge, the Register, any securities register of the Company, the articles and the by-laws of the Company, the minutes of meetings and resolutions of shareholders of the Company and copies of all notices filed with the Director under the CBCA. Such examination shall take place at the principal Stock and Bond Transfer office of the Custodian in Toronto in the case of the Register; at the principal office of the Transfer Agent or other agent of the Company in the case of any securities register of the Company; and at the registered office of the Company in the case of all other such records.

(9) Record Dates. The record date in respect of any of the rights conferred by the holding of Instalment Receipts shall be the same record date as that fixed by the Company in respect of the Related Shares.

(10) Payments by Cheque. Any moneys to be distributed by the Custodian to a Registered Holder may be paid by cheque sent by mail, postage prepaid, to the Registered Holder, or in the case of joint Registered Holders to the First Named, to the address shown on the Register, or to such address as the Registered Holder may in writing direct. Every such cheque sent by mail shall be at the risk of the Registered Holder and shall be made payable to the order of the person to whom it is sent and the sending of such cheque shall satisfy and discharge all liability for the amount thereof as between the Registered Holder, on the one hand, and the Custodian, the Company and the Selling Shareholder, on the other, unless such cheque is not paid on due presentation; provided that in the event of the non-receipt of such cheque by the person to whom it is sent, or the loss or destruction thereof, the Custodian, upon being furnished with reasonable evidence of such non-receipt, loss or destruction and indemnity satisfactory to it, shall issue to such person a replacement cheque for the amount of such cheque. Unless otherwise provided by applicable law, any amount represented by such cheque which has not been presented for payment within 6 years after the date on which it was issued or which remains unclaimed for a period of 6 years after the date of such distribution shall be forfeited and shall be paid by the Custodian at the written request of the Selling Shareholder, to or to the order of the Selling Shareholder.

(11)   U.S.Tax Information Reporting.   For purposes of the
"portfolio interest" rules under United States tax law, the Custodian shall act as a foreign paying agent in respect of the Registered Holders who are U.S. Persons with respect to their obligation to pay Instalments to any payee who is a foreign corporation for purposes of Section 881(a) of the U.S. Internal Revenue Code of 1986, as amended (the "Code") or a nonresident alien individual for purposes of Section 871(a) of the Code. In the event of sale or transfer by the Selling Shareholder of the right to receive Instalments or in the event of any subsequent transfer, the purchaser or the transferee shall be required to provide the Custodian with 2 duly completed copies of United States Internal Revenue Service Form W-8 or W-9, or successor applicable form, or any other applicable form duly requested by the Custodian, as well as a certificate representing that the purchaser or transferee is neither a 10%, within the meaning of Section 871(h)(3)(B) of the Code, shareholder of any of the Registered Holders who are U.S. Persons nor a controlled foreign corporation with respect to which any of the Registered Holders who are U.S. Persons is a related person within the meaning of Section 864(d)(4) of the Code (or, in lieu of such form and certificate, such purchaser or transferee may provide the Custodian, if applicable, with United States Internal Revenue Service Form 1001 or 4224 representing that such purchaser or transferee is exempt from United States federal withholding tax on the portion of any Instalment constituting interest or original issue discount for United States federal income tax purposes), unless such purchaser or transferee is a U.S. Person or a corporation organized under the laws of the United States or any State thereof (and furnishes the Custodian with a duly completed United States Internal Revenue Service Form W-9). If such a purchaser or transferee does not provide the Custodian with the appropriate forms and certificate and otherwise fails to demonstrate its exemption from United States federal withholding tax on any portion of an Instalment constituting interest or original issue discount for United States federal income tax purposes, then the Custodian shall withhold the appropriate amount of tax from any payment to such purchaser or transferee from Registered Holders who are U. S. Persons and remit such tax to the United States Internal Revenue Service on behalf of the Registered Holders who are U.S. Persons. Notwithstanding the provisions of subsection 10(2), the Selling Shareholder and the Custodian may, at any time and from time to time, modify, amend, supplement or delete all or any part of this subsection, provided that, in their reasonable opinion, such modification, amendment, supplement or deletion does not materially prejudice the Registered Holders as a group or the Underwriters.

8.     The Custodian and the Security Agent

(1) Appointment of Custodian. The Selling Shareholder hereby appoints Montreal Trust Company of Canada as the initial Custodian under and for the purposes of this agreement, and Montreal Trust
Company of Canada hereby accepts such appointment.

(2) Appointment of Security Agent. The Selling Shareholder hereby appoints The R-M Trust Company as the initial Security Agent under and for the purposes of this agreement, and The R-M Trust Company hereby accepts such appointment.

(3) Termination of Appointment. The Selling Shareholder may at any time, and within 60 days after the receipt by it of written notice from the Custodian that it wishes its appointment terminated or from the Security Agent that it wishes its appointment terminated, shall, terminate such appointment. The Selling Shareholder shall, concurrently with any such termination of the appointment of the Custodian or the Security Agent, appoint a new Custodian or a new Security Agent, as the case may be. Any appointment of a new Custodian or a new Security Agent shall be represented by a written agreement among the new Custodian or Security Agent, the Selling Shareholder and the Company, in which the new Custodian or Security Agent shall undertake and agree to perform its obligations as such under this agreement. Each of the Custodian and the Security Agent shall be a body corporate registered to carry on business as a trust corporation under the laws of the Province of Ontario or, in the case of the Security Agent, a corporation having its registered and principal office in the Province of Ontario and an affiliate of or otherwise under the de facto control and management of such a registered trust corporation.

(4) Notice of Change of the Custodian or the Security Agent. Notice of any change of the Custodian or the Security Agent shall be given by the successor Custodian or the successor Security Agent, as the case may be, to the Registered Holders within 30 days after the appointment of such successor Custodian and/or successor Security Agent.

(5) Consequences of Change of the Custodian or the Security Agent. If the appointment of the Custodian hereunder terminates for any reason whatsoever, the Custodian shall, on the date on which such termination takes effect, deliver to the Transfer Agent duly executed instruments of transfer and assignment in favour of the successor Custodian of the Instalment Shares, vest or cause to be vested in the successor Custodian any cash, securities or other property then held by it hereunder and deliver to the successor Custodian the Register and all other books and records maintained by it pursuant to this agreement, upon payment of any outstanding fees owed. Upon such delivery and vesting being carried out, the successor Custodian shall be substituted for its predecessor for all purposes hereof. If the appointment of the Security Agent hereunder terminates for any reason whatsoever, the Security Agent shall, on the date on which such termination takes effect, deliver to the Transfer Agent the share certificate(s) representing the Instalment Shares and vest or cause to be vested in the successor Security Agent any cash, securities or other property held by it hereunder. Upon such delivery and vesting being carried out, the successor Security Agent shall be substituted for its predecessor for all purposes hereof. Upon the delivery to the Transfer Agent of the share certificate(s) representing the Instalment Shares and duly executed instruments of transfer and assignment as aforesaid, the Company shall cause the registration of the Instalment Shares in the name of the successor Custodian or the delivery to the successor Security Agent of the share certificate(s) representing the Instalment Shares, registered in the name of the successor Custodian, as the case may be. Any expense payable as a result of the termination of the appointment of the Custodian or the Security Agent shall be paid by the Selling Shareholder if such termination is at the instance of the Selling Shareholder; provided that if the termination of the Custodian is at its request and without any prior request or fault of the Selling Shareholder, such expense shall be paid by the Custodian.

(6) Remuneration and Reimbursement of the Custodian and the Security Agent. The Custodian and the Security Agent shall each be remunerated for the performance of its duties hereunder, and reimbursed in respect of its costs and expenses, by the Selling Shareholder and by Sun at such rate and in such manner as may from time to time be agreed in writing by the parties concerned.

(7) The Register. The Custodian shall cause a register to be kept at its principal Stock and Bond Transfer office in the Municipality of Metropolitan Toronto, Ontario and shall ensure that the following particulars are entered therein:

       (i)    the names and addresses of the Registered Holders;

       (ii) a statement of each holding of Related Shares represented by Instalment Receipts (for which purpose separate holdings by the same Registered Holder need only be aggregated if the Registered Holder's name and address in respect of each holding are identical);

    (iii) the date on which each person was entered in the Register as a Registered Holder in respect of each holding; and

       (iv) the date on which each person ceased to be the Registered Holder in respect of each holding.

(8) Records Retention. The Custodian shall retain until the termination of this agreement, and the Selling Shareholder shall retain or cause to be retained until the sixth anniversary of the day of the Final Payment Time:

       (i) all instruments of transfer of Instalment Receipts which are lodged for registration (or copies thereof), including the details shown thereon of the persons by or through whom they are lodged; and

       (ii)   all cancelled Instalment Receipts (or copies thereof).

(9) Availability of Records. The Custodian shall ensure that the Register and any other books or records caused to be maintained by it hereunder are promptly made available, and that copies thereof are supplied, as and when requested by the Selling Shareholder or the Company so to do.

(10) Transfer Facilities. The Custodian shall cause facilities to be maintained for the transfer and delivery of Instalment Receipts at its principal Stock and Bond Transfer office in each of the Designated Cities.

(11) No Transfers After Second Payment Time or Final Payment Time. Except as provided in paragraph 7(6)(vii), the Custodian shall not accept any transfer of a First Instalment Receipt after the Second Payment Time or any transfer of a Second Instalment Receipt after the Final Payment Time.

(12) Documents Forwarded to the Selling Shareholder. Immediately prior to the termination of this agreement, the Custodian shall deliver to the Selling Shareholder, or as it may direct in writing, the documents referred to in subsections (7) and (8) and all other property in its possession as a result of this agreement and not at such time otherwise disposed of in accordance with the terms of this agreement.

(13) Custodian's Performance of Duties. In performing its duties hereunder, the Custodian will act diligently, honestly and in good faith and, subject always to express obligations to the Selling Shareholder in respect of the Collateral specified in this agreement, with a view to the best interests of the Registered Holders and shall exercise the same degree of care as a reasonably prudent custodian would exercise in comparable circumstances.

(14)   Security Agent's Performance of Duties.   In performing its
duties hereunder, the Security Agent will act diligently, honestly and in good faith and with a view to the best interests of the Selling Shareholder and shall exercise the same degree of care as a reasonably prudent security agent would exercise in comparable circumstances.

(15) No Indemnity. It is agreed that neither the Custodian nor the Security Agent shall have any claims against the Underwriters or the Company for any indemnification hereunder.

9.     Protection and Indemnity of the Custodian, the Security
       Agent and the Company

(1) Reliance on Experts. Each of the Custodian and the Security Agent may rely and act on the opinion or advice of, or information obtained from, any lawyer, banker, broker, accountant or other expert appointed or retained by either the Company or the Selling Shareholder and the Custodian and the Security Agent shall not be responsible for any loss occasioned by so relying and acting.

(2) Reliance on Certificate. Each of the Custodian and the Security Agent may in appropriate circumstances request, and may rely on and accept as sufficient evidence of any fact or matter, a certificate signed by any authorized signatory or signatories of the Company or the Selling Shareholder, whichever is appropriate, or, in addition, in the case of the Security Agent, of the Custodian, as to the fact or matter upon which it may, in the exercise of any of its duties, powers, authorities and discretions hereunder, be required to be satisfied or to have information, and it shall not be bound to call for further evidence and not be responsible for any loss that may be occasioned by acting on any such certificate.

(3) Discretion. Each of the Custodian and the Security Agent shall, as regards all the powers, authorities and discretions hereby vested in it, have reasonable discretion as to the exercise thereof and it shall not be responsible for any loss, costs, damages, expenses or inconvenience which may result from the exercise or non-exercise thereof in the absence of negligence.

(4) Indemnification of Custodian and Security Agent. The Custodian and the Security Agent, and every attorney, manager, agent, delegate or other person appointed by either of them under this agreement (the "Agents") is each hereby indemnified by the Selling Shareholder and by Sun from and against all losses, liabilities, claims, proceedings, actions, demands and damages and all costs and expenses in connection therewith which it may incur or which may be made or brought against it as a result of the execution or purported execution of its duties or obligations under or pursuant to this agreement; provided that this indemnity applies only to the extent that such losses, liabilities, claims, proceedings, demands or damages or costs or expenses in connection therewith do not result from the wilful act or default or negligence of, or breach of the obligations of the Custodian or the Security Agent hereunder by, the Custodian or the Security Agent, as applicable, or any of its Agents.

(5) Indemnification of the Company. The Company is hereby indemnified by the Selling Shareholder and by Sun from and against all losses, liabilities, claims, proceedings, actions, demands and damages and all costs and expenses in connection therewith which it may incur or which may be made or brought against it which arise out of, or in connection with, this agreement; provided that this indemnity applies only to the extent that such losses, liabilities, claims, proceedings, actions, demands or damages or costs or expenses in connection therewith do not result from the wilful act or default or negligence of, or breach of its obligations hereunder by, the Company.

(6) Notice of Claims. If any action or claim shall be brought against the Custodian or the Security Agent, any of the Agents or the Company in respect of which it appears to the Custodian or the Security Agent or any Agent in question or the Company, as the case may be, that indemnity may be sought by such person from the Selling Shareholder and Sun pursuant to subsections (4) or (5), as the case may be, the Custodian, the Security Agent and the Agent or the Company, as the case may be, shall as soon as practicable notify the Selling Shareholder and Sun in writing of such action or claim and if the Selling Shareholder or Sun assumes the defence of such action or claim in accordance with this subsection, the Custodian, the Security Agent and the Agent, or the Company, as the case may be, shall provide the Selling Shareholder and Sun, subject to the indemnity contained in subsections (4) or (5), as the case may be, with such information and assistance as the Selling Shareholder and Sun shall reasonably request. The Selling Shareholder and Sun shall, subject as hereinafter in this subsection provided, be entitled (but not required) to assume the defence of any such action or claim through legal counsel selected by the Selling Shareholder and Sun and acceptable to the indemnified party acting reasonably and no admission of liability shall be made by the Selling Shareholder or by Sun or by the indemnified party without, in each case, the prior written consent of each of the others, such consent not to be unreasonably withheld. An indemnified party shall have the right to employ separate counsel in any such action or claim and participate in the defence thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (a) the Selling Shareholder and Sun fail to assume the defence of such action or claim on behalf of the indemnified party within 21 days after receiving notice of such action or claim, or (b) the Selling Shareholder and Sun otherwise agree in writing, or (c) the named parties to such action or claim include both the indemnified party and the Selling Shareholder and/or Sun and the indemnified party shall have been advised by counsel that there may be one or more legal defences available to it that are different from or in addition to those available to the Selling Shareholder and/or Sun, as the case may be, and if the indemnified party notifies the Selling Shareholder and Sun in writing that it elects to employ its own legal advisers, in each of which cases the Selling Shareholder and Sun shall not have the right to assume the defence of such action or claim on behalf of the indemnified party, but the Selling

Shareholder and Sun shall be liable to pay the reasonable fees and expenses of one firm of separate counsel for all indemnified parties and, in addition, one firm of local counsel in each applicable jurisdiction.

(7) Limitation of Indemnities. The indemnities contained in subsections (4) and (5) shall not extend to any losses, liabilities, claims, proceedings, actions, demands or damages which may result from the settlement or compromise of any action or claim brought against the Custodian, the Security Agent or an Agent or the Company, as the case may be, made or effected without the prior written consent of the Selling Shareholder and Sun (such consent not to be unreasonably withheld in a case where the Selling Shareholder and Sun have not at the time such consent is sought assumed the defence of the action or claim) or, except as provided in subsection (6), to any legal expenses which may result from the employment by the Custodian, the Security Agent or an Agent or the Company, as the case may be, of its own legal advisers in connection with any action or claim against it after the defence of such action or claim has been assumed by the Selling Shareholder and Sun.

(8) Reliance on Minutes. The Custodian shall not be responsible for having acted upon any resolution purporting to have been passed at any meeting of Registered Holders in respect whereof minutes have been made and signed though it may subsequently be found that there was some defect in the constitution of the meeting or the passing of the resolution or that for any reason the resolution was not valid or binding upon the Registered Holders.

(9) Non-Entitlement to Indemnity. Nothing in the preceding subsections of this section shall, in any case in which the Custodian or the Security Agent has failed to show the degree of care and diligence required of it hereunder or by applicable law, exempt the Custodian or the Security Agent from or indemnify it against any liability in relation to its duties hereunder.

(10) Conflict of Interest. Each of the Custodian and the Security Agent, in the performance of its obligations hereunder, shall be the agent of the Selling Shareholder and not the agent of the Underwriters or of any Registered Holder of an Instalment Receipt. The Custodian shall not acquire, hold or deal with in its personal capacity, either in its own name or in the name of a nominee, any Instalment Receipts or any Instalment Shares but may so acquire, hold or deal with any other shares or securities or interests therein for the time being issued by the Company or enter into any contract or have financial dealings with the Company or the Selling Shareholder without being liable to account therefor under this agreement. In addition, the Custodian shall be entitled to acquire, hold and deal in Instalment Receipts and, after the issuance as provided in subsection 5(3) of share certificates representing any Instalment Shares, such Instalment Shares, on behalf of any estate, trust or person in respect of which it is an executor, trustee or statutory guardian of property and on behalf of any customer of the Custodian, in each case without being liable to account therefor under this agreement. The Security Agent shall not acquire, hold or deal with in its personal capacity, on behalf of any estate, trust or person in respect of which it is an executor, trustee or statutory guardian of property, on behalf or for the account of any other person or in any other capacity whatsoever, and either in its own name or in the name of such estate, trust or person or the name of a nominee, and will not in any manner act as the agent of any Registered Holder of, any Instalment Receipt or, except as specifically provided herein and as agent for the Selling Shareholder, any Instalment Shares.

10.    General

(1)    Notices.

       (i) Any notice to be given by the Company or the Selling Shareholder or Sun or the Custodian or the Security Agent to any of the others shall be signed by an authorized signatory of the party giving the notice. Any such notice shall be addressed to the relevant party at its address set out below or at such other address as may be notified from time to time in accordance with this section. Any such notice to the Selling Shareholder shall be addressed to Three Christina Center, 201 North Walnut Street, Suite 1300, Wilmington, DE 19801, Attention: President. Any such notice to Sun shall be addressed to Ten Penn Center, 1801 Market Street, Philadelphia, PA 19103-1699,
              Attention: Assistant General Counsel. Any such notice to the Company shall be addressed to 36 York Mills Road, North York, Ontario M2P 2C5, Attention: Vice President and General Counsel. Any such notice to the Custodian shall be addressed to 8th Floor, 151 Front Street West, Toronto, Ontario M5J 2N1, Attention:
              Manager, Client Services. Any such notice to the Security Agent shall be addressed to 5th Floor, 393 University Avenue, Toronto, Ontario M5G 2M7, Attention:
              Manager, Corporate Trust. Any such notice to the Underwriters shall be given to the Managing Underwriter and shall be addressed to Nesbitt Burns Inc., Suite 5000, 1 First Canadian Place, Toronto, Ontario M5X 1H3,
              Attention:  D. K. Johnson.

       (ii) Any notice to a party hereto shall be deemed to have been duly given if personally delivered.

    (iii) Any notice to be given and any documents to be sent to any Registered Holder may be given or sent to the Registered Shareholder's address shown on the Register in any manner permitted by the CBCA and the by-laws of the Company from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such a manner) at the time specified in the CBCA or such by-laws, the provisions of which shall apply mutatis mutandis to notices given or documents sent to Registered Holders.

       (iv) Whenever payments are to be made or documents are to be sent to any Registered Holder by the Custodian or by the Selling Shareholder or by the Company, or by a Registered Holder to the Custodian or to the Selling Shareholder or to the Company, then if such payment is made or such document is sent by any manner other than personal delivery, such payment or document be so made or sent at the risk of the Registered Holder.

(2) Power to Amend. All and any provisions of this agreement and the Instalment Receipts may from time to time be amended by agreement among the Company, the Custodian, the Security Agent, the Selling Shareholder and Sun in any respect which they deem necessary or desirable, without the need for any consent by or on behalf of the Underwriters or the Registered Holders, for the purpose of curing any ambiguity or of curing, correcting or supplementing any defective provision contained herein or in any manner which the Company, the Custodian, the Security Agent, the Selling Shareholder and Sun may deem necessary or expedient and which does not in their reasonable opinion materially prejudice the Registered Holders as a group or the Underwriters. Any other amendments shall, before being made by the Company, the Custodian, the Security Agent, the Selling Shareholder and Sun, be authorized by Special Resolution. The Underwriters shall not be required or entitled to be parties to any amending agreement, but no amendment of this agreement shall in any manner modify or extend the obligations or liabilities of the Underwriters hereunder. If this agreement is amended, references herein to this agreement shall, unless the context otherwise requires, be construed, as from the date from which such amendment is expressed to be made, as references to this agreement as so amended.

(3)    Compliance with Laws.   The Custodian may require Registered
Holders from time to time to execute or furnish such documents and to furnish such information as, in the reasonable opinion of the Custodian, may be necessary or appropriate to comply with any fiscal or other laws or regulations relating to the Related Shares or the Instalment Receipts or to rights and obligations represented by the Instalment Receipts.

(4) Termination. This agreement and the rights and obligations of the parties hereto shall terminate on the first day after the day after which no further Instalments and other amounts payable pursuant hereto in respect of the Instalment Shares remain unpaid and no Instalment Shares or other property (other than cash represented by cheques in favour of Registered Holders which have not been presented for payment) remain deposited with the Custodian or held by the Security Agent; provided, however, that such termination shall not affect any obligation of any party hereto to make any payment to any of the others or to Registered Holders accrued at the date of termination or any obligation of a party hereto to indemnify any of the other parties hereto (including, without limitation, the indemnifications provided for in subsections 9(4) and (5)) and that the provisions of paragraphs 5(4)(vi) and (viii) and 7(2)(vii) and subsections 7(10) and 8(8) shall remain in full force and effect notwithstanding such termination. From and after the Final Payment Time, the Instalment Receipts shall cease, except as and to the extent provided in subsection 5(3), to entitle the Registered Holders thereof to become the registered holder of any Instalment Shares.

(5) Joint and Several Liability. The obligations of Sun and Sun Canada under this agreement are joint and several and all obligations of Sun or Sun Canada under this agreement are equally the obligations of the other.

(6) Governing Law. This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the courts of such Province shall have exclusive jurisdiction over any dispute hereunder, to which jurisdiction the parties attorn.

(7) Document in English. The parties hereto acknowledge that they have requested and are satisfied that this agreement and all documents relating thereto be drafted in the English language. Les parties aux presentes reconnaissent qu'elles ont exige que la presente convention et tous les documents qui s'y rattachent soient rediges, et executes en anglais et s'en declarent satisfaites.

(8) Time of the Essence. Time shall be of the essence of this agreement.

(9) Counterparts. This agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

11.    Assignment; Successor Rights.

(1) Assignment by the Selling Shareholder. The Selling Shareholder may freely assign, either absolutely or by way of security, this agreement and/or all or any part of its rights under this agreement to any person (each, an "assignee") without the consent of or notice to any other party hereto; provided, however, that no such assignment shall, except as provided in subsection
(2), relieve the Selling Shareholder or Sun from all or any part of its obligations hereunder.

(2) Assumption by Assignee. The Selling Shareholder may, but shall not be bound to, deliver to the Company, the Custodian and the Security Agent an agreement by which an assignee which is one or more Canadian Schedule I banks assumes the obligations and agrees to be bound by all the terms and conditions of this agreement to the extent of the assignment to the assignee as if such assignee had been an original party hereto. Upon any such assignment and such assumption of the obligations of the Selling Shareholder by an assignee, the Selling Shareholder and Sun, on the one hand, and the Company, the Custodian and the Security Agent, on the other hand, shall be mutually released from their respective obligations hereunder to the extent of such assignment and assumption and shall thenceforth have no liability or obligations to each other to such extent, except in respect of matters which shall have arisen prior to such assignment.

(3) Information to Assignee. The Selling Shareholder and Sun may give any assignee or proposed assignee copies of financial statements and other reports and information furnished to either of them by or on behalf of the Company in connection with the offering and sale of the Instalment Receipts if the Selling Shareholder and Sun obtain from the assignee or proposed assignee substantially the same agreement as to confidentiality, if any, as they have furnished to the Company in connection with such statements, reports and information, mutatis mutandis.

(4) Certificates, etc. The Company, the Custodian and the Security Agent shall, without charge to the assignee, give such certificates, acknowledgments and further assurances in respect of this agreement as the Selling Shareholder, Sun or any assignee may reasonably require in connection with any assignment pursuant to subsection (1).

(5) No Set-Off. From and after the effective date of an assignment to an assignee, no party to this agreement and no Registered Holder shall have any right of set-off against any amounts held by or under the control of such party hereunder or pursuant hereto or against any amounts owing by such Registered Holder hereunder, as the case may be, in respect of any indebtedness of or claim against such assignee, whether settled or not.

(6) Assignment by Other Parties. None of the parties hereto other than the Selling Shareholder may assign its rights under this agreement, except as provided in section 8 in the case of the Custodian and the Security Agent and in paragraph 7(6)(i) in the case of a Registered Holder (including, without limitation, the Managing Underwriter), without the prior written consent of the parties hereto other than such proposed assignor.

(7) Successors and Assigns. Subject to the foregoing provisions of this section, this agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

       IN WITNESS WHEREOF the parties have executed this agreement.

SUN CANADA, INC.


by:

             Authorized Officer


SUN COMPANY, INC.


by:

Manager, Finance-Mergers and
  Acquisitions



SUNCOR INC.

by:



NESBITT BURNS INC.

by:



GORDON CAPITAL CORPORATION


by:

RBC DOMINION SECURITIES INC.



by:



WOOD GUNDY INC.


by:






SCOTIAMcLEOD INC.


by:





GOLDMAN SACHS CANADA
by GOLDMAN SACHS CANADA INC.

by:



MIDLAND WALWYN CAPITAL INC.


by:

RICHARDSON GREENSHIELDS OF CANADA
LIMITED


by:





FIRST MARATHON SECURITIES LIMITED


by:



LEVESQUE BEAUBIEN GEOFFRION INC.

by:




TORONTO DOMINION SECURITIES INC.


by:




PETERS & CO. LIMITED


by:

              THE R-M TRUST COMPANY


              by:

[Corporate Seal]                          Linda Whitfield
                                          Senior Solicitor


and by:
Stephanie Knox
Account Officer




MONTREAL TRUST COMPANY
OF CANADA


by:
[Corporate Seal]                          Assistant Vice-President


and by:
Manager, Client Services

SCHEDULE 1

Form of First Instalment Receipt






Printer's proof annexed

SCHEDULE 2

Form of Second Instalment Receipt






Printer's proof annexed

SCHEDULE 3

NOTICE OF PAYMENT DUE RELATING TO COMMON SHARES
OF SUNCOR INC.
SOLD BY SUN CANADA, INC.


[NAME OF REGISTERED HOLDER]


(1)    No. of common shares                    Number of [Insert
       for which payment is due:               "First" or "Second",
                                               as applicable]
                                               Instalment Receipt:
                                               ---------------


(2)    Amount of [Insert "Second"
       or "Final", as applicable]
       Instalment per common share

       $13.00 [or as applicable]

(3)    Total amount of [Insert "Second" or "Final", as applicable]
Instalments:
$

(4) Time and Date for Payment: by 1:00 p.m. (local time) [Second Instalment, insert "June 10, 1996". Final Instalment, insert
"December 30, 1996".]

In accordance with the terms of the Instalment Receipt and Pledge Agreement made as of June 8, 1995 and made among Sun Canada, Inc., Sun Company, Inc., Suncor Inc., Nesbitt Burns Inc. Gordon Capital Corporation, RBC Dominion Securities Inc., Wood Gundy Inc., ScotiaMcLeod Inc., Goldman Sachs Canada, Midland Walwyn Capital Inc., Richardson Greenshields of Canada Limited, First Marathon Securities Limited, Levesque Beaubien Geoffrion Inc., Toronto Dominion Securities Inc., Peters & Co. Limited, The R-M Trust Company and Montreal Trust Company of Canada (the "Custodian") (the "Instalment Receipt Agreement") the [Insert "Second" or "Final", as applicable] Instalment of $13.00 per share on the number of common shares of Suncor Inc. ("Common Shares") shown in (1) above is due for payment not later than the time and date set out in (4) above. The total amount of [Insert "Second" or "Final", as applicable] Instalments shown in (3) above must be sent or delivered to the Custodian at one of the addresses shown below together with your [Insert "First" or "Second", as applicable] Instalment Receipts so that they are actually received by the Custodian by such time.

Failure to pay the total amount of the [Insert "Second" or "Final", as applicable] Instalments at or before the time for payment set out in (4) above and to satisfy the other requirements set out in this paragraph may result in your Common Shares being accepted by Sun Canada, Inc. in satisfaction of the obligations secured by the pledge thereof which secures, or sold by the Custodian pursuant to the pledge thereof securing, among other things, the [Insert "Second" or "Final", as applicable] Instalments. The Instalment Receipt Agreement also provides that you will be responsible for your portion of the costs of sale, in the event of a sale and you will be liable for any deficiency as and to the extent provided for in such agreement.

In the Instalment Receipt Agreement, the Underwriters (as defined therein) pledged the Common Shares purchased on an instalment basis to secure payment of the Second and the Final Instalment. If payment of the [Insert "Second" or "Final", as applicable] Instalment is not duly received by the Custodian from a Registered Holder of an Instalment Receipt at or prior to the time and date set out in (4) above, the Instalment Receipt Agreement provides that (except as set out below) any Common Shares (and any substituted securities or property) then remaining pledged under the Instalment Receipt Agreement in respect of such Instalment Receipts, may, at the option of the Selling Shareholder, subject to complying with applicable law, be reacquired by the Selling Shareholder in full satisfaction of the obligations of such Registered Holder. The Instalment Receipt Agreement further provides that the Selling Shareholder may direct the Custodian to sell the Common Shares and any substituted securities or property in respect of which payment of the [Insert "Second" or "Final", as applicable] Instalment was not duly received, in accordance with the requirements of applicable law and of the Instalment Receipt Agreement, and remit to the Registered Holder of the relevant Instalment Receipt the Registered Holder's pro rata portion of the proceeds of such sale after deducting therefrom the amount of the remaining unpaid Instalments together with the Registered Holder's pro rata portion of the costs of such sale, which costs shall not, in any event, exceed $1.00 per Common Share. Notwithstanding the foregoing, in the event that payment of the [Insert "Second" or "Final", as applicable] Instalment in respect of an aggregate of less than 5% of the Common Shares represented by Instalment Receipts is not duly received by the Custodian when due, the Custodian must sell the Common Shares or any substituted securities or property in respect of which payment of the [Insert "Second" or "Final", as applicable] Instalment has not been duly received and apply the proceeds of such sale in the manner described above. The Instalment Receipt Agreement provides that, unless the Selling Shareholder shall have reacquired the Common Shares in full satisfaction of the obligations of a Registered Holder, the foregoing shall not limit any other remedies available to the

Selling Shareholder against such Registered Holder of an Instalment Receipt in the event the proceeds of such sale are insufficient to cover the amount of the [Insert "Second" or "Final", as applicable] Instalment and costs of sale (such costs not to exceed $1.00 per Common Share), and accordingly, such Registered Holder shall in such circumstances remain liable to the Selling Shareholder for any such deficiency.

Registered Holders of Instalment Receipts who are non-residents of Canada are required to pay the costs of all withholding taxes payable in respect of any Cash Dividends, Excess Dividends, Stock Dividends, Distributed Property or Reorganization. Any such withholding tax is payable on such distributions even if the payment thereof is directed to the Selling Shareholder on account of the non-resident's unpaid Instalment and even if there is not sufficient cash in the distribution to pay such withholding tax. Provision for the payment of this tax by non-residents is set out in the Instalment Receipt Agreement.

Following actual receipt of cleared funds in the total amount of the [Insert "Second" or "Final", as applicable] Instalments and satisfaction of the other requirements set out in the previous paragraph, the Custodian will (except as provided in the Instalment Receipt Agreement) cause a [Insert "Second Instalment Receipt" or "share certificate", as applicable] for the number of Common Shares shown in (1) above to be sent to you.

Payment may be made by certified cheque, banker's draft or money order payable at par in Canada in Canadian dollars to MONTREAL
TRUST COMPANY OF CANADA at one of the addresses set out below.

All payments and deliveries are sent at the risk of the sender and are only effective when cleared funds and such deliveries are actually received. If payments or deliveries are made by mail, registered mail is strongly suggested. The Custodian is not obliged to re-present a cheque which is returned unpaid on first presentation or to inform you that it has been so returned.

Addresses of Montreal Trust Company of Canada to which payment may be sent:


           By Mail                                      By Hand

Stock Transfer Services
151 Front Street West
8th Floor
Toronto, Ontario
M5J 2N1
Stock Transfer Services
151 Front Street West
8th Floor
Toronto, Ontario
M5J 2N1

Stock Transfer Services
Place Montreal Trust
6th Floor
1800 McGill College Avenue
Montreal, Quebec
H3A 3K9

Stock Transfer Services
411 - 8th Avenue S.W.
Calgary, Alberta
T2P 1E7

Stock Transfer Services
Eaton Centre
10200 - 102 Avenue
Edmonton, Alberta
T5J 4B7

Stock Transfer Services
510 Burrard Street, 2nd Floor
Vancouver, British Columbia
V6C 3B9

SCHEDULE 4

                               Meetings of Registered Holders

1.            Convening of Meeting

              The Custodian or Sun Canada and Sun (acting jointly) or the Company may at any time convene a meeting of the Registered Holders and the Custodian shall do so upon a requisition in writing by the Registered Holders of Instalment Receipts representing at least 5% of all Instalment Shares represented by Instalment
Receipts which are then outstanding and upon receiving such indemnity against the costs of summoning and holding such meeting as it may reasonably require. The Company may at any time convene a meeting of the Registered Holders at its own expense. Every meeting shall be held in the Municipality of Metropolitan Toronto, Ontario or the City of Calgary, Alberta, or such other place in Canada as the Company, Sun Canada, Sun and the Custodian may decide.

2.            Notice of Meetings

              At least 21 days' notice, but not more than 50 days' notice, specifying the place, day and hour of meeting shall be given to the Registered Holders of outstanding Instalment Receipts of any meeting of the Registered Holders. The procedure for sending notice of meeting and meeting-related materials set out in NP 41 shall apply to all such meetings, mutatis mutandis. A copy of the notice shall be sent by prepaid mail to each of the Company, Sun Canada and Sun, the Custodian and the Security Agent, but no notice need be sent to the person convening the meeting. Such notice shall specify the general nature of the business to be transacted at the meeting thereby convened and shall be given in the manner provided in the Instalment Receipt Agreement, but the accidental omission to give such notice to, or the non-receipt of such notice by, any Registered Holder, Sun Canada, Sun, the Security Agent, the Custodian or the Company shall not invalidate any of the proceedings at the meeting. In case of a meeting being convened for the purpose of passing a Special Resolution, the notice shall also state the terms of the Special Resolution. Any Registered Holder present, either in person or by proxy, at any meeting of the Registered Holders shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

3.            Quorum

              At any such meeting persons at least 2 in number being the Registered Holders of Instalment Receipts representing at least 30% of the Instalment Shares represented by Instalment Receipts which are then outstanding, and/or proxies for such Registered Holders, shall (except for the purpose of passing a Special Resolution) form a quorum for the transaction of business. The quorum at any such meeting for passing a Special Resolution shall be at least 2 persons who are the Registered Holders of Instalment Receipts representing at least a majority of the Instalment Shares represented by Instalment Receipts which are then outstanding and/or proxies for such Registered Holders. No business shall be transacted at any meeting unless the requisite quorum be present at the commencement of business. If within 15 minutes from the time appointed for any meeting a quorum is not present, or, if subsequent to the opening of a meeting there ceases to be a quorum present, the meeting, if convened on the requisition of Registered Holders, shall be dissolved but in any other case the meeting shall stand adjourned to such day (not being less than 14 or more than 21 days thereafter), time and place as may be appointed by the Chair and at such adjourned meeting the Registered Holders present in person or by proxy and entitled to vote (whatever percentage of all the Instalment Shares is represented by their Instalment Receipts) shall form a quorum and shall have power to pass any Special Resolution or other resolution and to decide upon all matters which could properly have been disposed of at the meeting from which the adjournment took place. At least 10 days' notice of any adjourned meeting at which a Special Resolution is to be submitted shall be given in the manner provided in paragraph 2 of this schedule and such notice shall state that 2 Registered Holders present in person or by proxy at the adjourned meeting, whatever the percentage of Instalment Shares is represented by their Instalment Receipts, shall form a quorum.

4.            Chair

              Some person (who may but need not be a Registered Holder or the proxy of a Registered Holder) nominated in writing by the Custodian shall be entitled to take the chair at every such meeting and if no person is so nominated or if at any meeting a person so nominated shall not be present within 5 minutes after the time appointed for holding the meeting or shall be unable or shall refuse or fail to act, the Registered Holders present in person or by proxy shall choose one of their number or a representative of the Company, Sun Canada or Sun to be Chair.

5.            Attendance by Sun Canada, Sun, the Security Agent, the
              Custodian and Company

              Sun Canada, Sun, the Security Agent, the Custodian and the Company and their duly authorized representatives may attend and speak at any such meeting.

6.            Voting

              Every question, other than a Special Resolution, submitted to a meeting of the Registered Holders shall be decided in the first instance by a show of hands and a majority of the votes cast on such question shall be sufficient for all purposes and shall be the decision of the meeting (except as otherwise prescribed by law). In case of an equality of votes, the Chair shall, either on a show of hands or at a poll, have a casting vote in addition to the votes (if any) to which the Chair may be entitled as a Registered Holder or proxy for a Registered Holder. On a show of hands every Registered Holder or proxy for a Registered Holder who is present in person shall have one vote.

7.            Chair's Declarations

              At any meeting of the Registered Holders, unless a poll is demanded by the Chair or by at least one Registered Holder present in person or by proxy (either before or after any vote by a show of hands), a declaration by the Chair that a resolution has been carried or lost or carried by a particular majority shall be conclusive evidence of the fact. The Chair's decision on all matters or things shall be conclusive and binding upon the meeting.

8.            Polls

              If at any such meeting a poll is demanded as aforesaid, or if the question to be considered is a proposed Special
Resolution, a poll shall be held in such manner and either at once or after an adjournment as the Chair directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was held. The Chair may, or if a ballot is to be taken shall, appoint one or more persons to act as scrutineers of the meeting or any adjournment thereof. The demand for a poll may be withdrawn at any time prior to the taking of a ballot. On a poll every Registered Holder who is present in person or by proxy shall have one vote for each Instalment Share represented by such Registered Holder's Instalment Receipts.

9.            Objections and Errors

              If (i) any objection shall be raised to the qualification of any voter (whether on a show of hands or on a poll) or (ii) any votes have been counted which ought not to have been counted or have not been counted which ought to have been counted, then the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the Chair of the meeting and shall only vitiate the decision of the meeting on any resolution if the Chair decides that the same may have affected the decision of the meeting. The decision of the Chair on such matters shall be final and conclusive.

10.           Adjournments

              The Chair may with the consent of (and shall if directed by) any meeting at which a quorum is present adjourn the same from time to time and from place to place, but if it appears to the Chair of any meeting that it is likely to be impracticable to hold or continue that meeting because of the number of Registered
Holders present in person or by proxy or wishing to attend, the Chair may adjourn the meeting to another time and place or sine die without the need for such consent. No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. Except as provided in paragraph 3 of this schedule, it shall not be necessary to give notice to the Registered Holders of an adjourned meeting.

11.           Time and Place of Polls

              Any poll demanded at any meeting on the election of a Chair or on any question of adjournment shall be taken at the meeting without adjournment. A poll demanded on any other question shall be taken at such time and place as the Chair directs.

12.           Entitlement to Vote

              The Registered Holder or in the case of joint Registered Holders any one of them shall be entitled to vote in respect of any Instalment Receipts either in person or by proxy and in the latter case as if such joint Registered Holder were solely entitled thereto and if more than one of such joint Registered Holders be present at any meeting either personally or by proxy that one of the joint Registered Holders so present who is First Named shall alone be entitled to vote.

13.           Form of Proxy

              Every instrument appointing a proxy shall be in writing under the hand of the appointor or of its attorney duly authorized in writing or in the case of a corporation under its corporate seal or under the hand of its duly authorized representative or attorney.

14.           Identity of Proxy

              A proxy need not be a Registered Holder.

15.           Lodging of Proxies

              The instrument appointing a proxy, the power of attorney or the other authority (if any) under which it is signed or a
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notarially certified copy of such power or authority must be deposited at the office of the Custodian at which notices may from time to time be served on it under section 10 of the Instalment Receipt Agreement or such other place as shall be appointed for that purpose in the notice convening the meeting or in any document accompanying such notice, prior to the time appointed for holding the meeting or the taking of a poll at which the person named in such instrument proposes to vote, or, if specified in the notice convening the meeting or in any document accompanying such notice, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting or the taking of a poll at which the person named in such instrument proposes to vote. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the power or authority under which the instrument of proxy was signed or the transfer of the Instalment Receipts in respect of which the vote is given, provided no intimation in writing of the death, insanity, revocation or transfer stall have been received at the said office of the Custodian at which notices may from time to time be served on it under section 10 of the Instalment Receipt Agreement before the commencement of the meeting or adjourned meeting or the taking of a poll at which the instrument of proxy is to be used. No instrument appointing a proxy or power or authority shall be valid after the expiration of 12 months from the date named in it as the date of its execution. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

16.           Special Resolution

              A meeting of the Registered Holders shall, in addition to the powers given in the Instalment Receipt Agreement and above in this schedule, have the following powers exercisable by Special
Resolution, namely:

        (a) power to sanction any modification or compromise of or arrangement in respect of the rights of the Registered Holders against the Company, the Custodian or the Selling Shareholder whether such rights shall arise under the Instalment Receipt Agreement or otherwise;

        (b) power to assent to any modifications of, additions or amendments to or deletions from the provisions contained in the Instalment Receipt Agreement or the Instalment Receipts proposed or agreed to by the Company and the Selling Shareholder and to authorize the Custodian on its own behalf and on behalf of the Registered Holders to concur in and execute any supplemental agreement embodying any such modifications, additions, amendments and/or deletions;

        (c) power to agree to the release or exoneration of the Custodian from any liability in respect of anything done or omitted to be done by the Custodian before the giving of such release; and

        (d) power to authorize the Custodian to agree to the abridgement of the required time for the giving of any notice of, or to waive notice of, any meeting of shareholders of the Company or to sign a resolution in writing of shareholders of the Company, provided that no meeting of Registered Holders shall have power to vary the rights of any Registered Holder, on due compliance with the provisions of the Instalment Receipt Agreement, to pay for, and take a transfer of, the Related Shares represented by his Instalment Receipts and, pending such transfer, to enjoy all the rights of ownership conferred by the Instalment Receipt Agreement upon him in respect of the Related Shares represented by his Instalment Receipts or to modify or abrogate any right any Registered Holder would otherwise have to receive the profits and income rising directly or indirectly from the Related Shares represented by his Instalment Receipts.

17.           Binding Effect of Special Resolution

              A Special Resolution passed at a meeting of the Registered Holders duly convened and held in accordance with this agreement shall be binding upon all the Registered Holders whether present or not present at such meeting and each of the Registered Holders and the Custodian (subject to the provisions for its indemnity contained in the Instalment Receipt Agreement) shall be bound to give effect thereto accordingly.

18.           Meaning of "Special Resolution"

              The expression "Special Resolution" when used in this schedule means a resolution passed at a meeting of the Registered Holders duly convened and held in accordance with the provisions herein contained relating to a meeting for passing a Special Resolution by a majority consisting of not less than two-thirds of the votes given on a poll.

19.           Resolutions in Writing

              A resolution in writing signed by or on behalf of all the Registered Holders of outstanding Instalment Receipts shall for all purposes be as valid and effectual as a Special Resolution passed at a meeting of the Registered Holders duly convened and held.
Such resolution in writing may be contained in one or more
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counterparts each signed by or on behalf of one or more of the
Registered Holders.

20.           Minutes

              Minutes of all resolutions and proceedings at every such meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Custodian and any such minutes as aforesaid if purporting to be signed by the Chair of the meeting at which such resolutions were passed or proceedings had or by the Chair of the next succeeding meeting of the Registered Holders shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly convened and held and all resolutions passed and proceedings had thereat to have been duly passed and had.

21.           Relationship with Instalment Receipt Agreement

              The provisions of this schedule are in addition to and not in substitution for the provisions of the Instalment Receipt
Agreement concerning meetings of the Registered Holders and notices thereof.

22.           Time

              In determining under any provisions of this schedule when notice of any meeting must be given, the date of giving of the notice shall be included and the date of the meeting shall be excluded.

23.           Definitions.

              In this schedule, "Instalment Receipt Agreement" means the agreement made as of June 8, 1995 among Sun Canada, Inc., Sun Company, Inc., Suncor Inc., Nesbitt Burns Inc., Gordon Capital Corporation, RBC Dominion Securities Inc., Wood Gundy Inc., ScotiaMcLeod Inc., Goldman Sachs Canada, Midland Walwyn Capital Inc., Richardson Greenshields of Canada Limited, First Marathon Securities Limited, Levesque Beaubien Geoffrion Inc., Toronto Dominion Securities Inc., Peters & Co. Limited, The R-M Trust Company and Montreal Trust Company of Canada providing, inter alia, for the issuance of Instalment Receipts, and terms defined in the Instalment Receipt Agreement have the meanings ascribed to them therein when used in this schedule.